FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206677-07

Wells Fargo Commercial Mortgage Trust 2016-BNK1 Disclaimer

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-206677) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A.  Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale.

In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined, or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag(2)	Address	City	State	Zip Code
1	The Shops at Crystals	WFB/BANA		3720 South Las Vegas Boulevard	Las Vegas	NV	89109
2	Vertex Pharmaceuticals HQ	MSMCH		11 Fan Pier Boulevard & 50 Northern Avenue	Boston	MA	02210
3	One Stamford Forum	BANA		201 Tresser Boulevard	Stamford	CT	06901
4	Renaissance Dallas	WFB		2222 North Stemmons Freeway	Dallas	TX	75207
5	Pinnacle II	WFB		3300 West Olive Avenue	Burbank	CA	91505
6	Brewers Hill	WFB		3600, 3601, 3700 O’Donnell Street	Baltimore	MD	21224
7	Simon Premium Outlets	BANA		Various	Various	Various	Various
7.01	Lee Premium Outlets	BANA		50 Water Street	Lee	MA	01238
7.02	Gaffney Premium Outlets	BANA		1 Factory Shops Boulevard	Gaffney	SC	29341
7.03	Calhoun Premium Outlets	BANA		455 Belwood Road	Calhoun	GA	30701
8	One Penn Center	WFB		1601 John F. Kennedy Boulevard	Philadelphia	PA	19103
9	Hilton Long Island Huntington	MSMCH		598 Broad Hollow Road	Melville	NY	11747
10	Aurora Office Building	MSMCH		750 South Richfield Street	Aurora	CO	80017
11	633 Third Avenue - Retail Condo	WFB		633 Third Avenue	New York	NY	10017
12	Riverside University Village	BANA		3522 Iowa Avenue; 1201, 1223 & 1299 University Avenue	Riverside	CA	92507
13	FedEx - Atlanta, GA	BANA	FedEx - Atlanta, GA & West Palm Beach, FL	7520 Factory Shoals Road Southwest	Austell	GA	30168
14	FedEx - West Palm Beach, FL	BANA	FedEx - Atlanta, GA & West Palm Beach, FL	7358 7th Place North	West Palm Beach	FL	33411
15	FedEx - Fife, WA	BANA		3015 78th Avenue East	Fife	WA	98424
16	420 East Third Street	MSMCH		420 East Third Street	Los Angeles	CA	90013
17	Courtyard Marriott - Baldwin Park	MSMCH		14635 Baldwin Park Towne Center	Baldwin Park	CA	91706
18	Homewood Suites Del Mar	WFB		11025 Vista Sorrento Parkway	San Diego	CA	92130
19	Corporate Center at Kierland	BANA		14635 North Kierland Boulevard	Scottsdale	AZ	85254
20	La Crosse Industrial	BANA		1637-1641 & 1717 Saint James Street	La Crosse	WI	54603
21	Southland Terrace Shopping Center	WFB		3815-3997 South Seventh Street Road	Louisville	KY	40216
22	Nassau Bay Town Square	WFB		1760-1850 East Nasa Parkway; 18015-18048 Saturn Lane	Houston	TX	77058
23	U-Stor-It Lisle	BANA		2100 Ogden Avenue	Lisle	IL	60532
24	So Cal Self Storage - Northridge	WFB		9000 Corbin Avenue	Northridge	CA	91324
25	FedEx Ground - South Bend, IN	MSMCH		5115 Dylan Drive	South Bend	IN	46628
26	Westland Colonial Village Apartments	MSMCH		8181 North Wayne Road	Westland	MI	48185
27	Dallas MHC Portfolio	BANA		Various	Various	TX	Various
27.01	Forest Acres MHC and RV Park	BANA		4800 Kelly Elliot Road	Arlington	TX	76017
27.02	Woodshire MHC	BANA		4820 Lawnview Avenue	Dallas	TX	75227
27.03	Cobblestone MHC	BANA		2800 Proctor Street	Irving	TX	75061
28	So Cal Self Storage - Rancho Santa Margarita	WFB		30231 Tomas Road	Rancho Santa Margarita	CA	92688
29	FedEx - Boulder, CO	BANA		12405 West 112th Avenue	Broomfield	CO	80021
30	Brewster Business Park	BANA		1944 Route 22	Brewster	NY	10509
31	Bonanza Square	WFB		2320 East Bonanza Road	Las Vegas	NV	89101
32	Lakeview and Creek Run Business Park	BANA		Various	Columbus	OH	Various
32.01	Lakeview Commerce Center	BANA		640, 670, 690, and 720 Lakeview Plaza Boulevard	Columbus	OH	43085
32.02	Creekrun Business Park	BANA		460, 470, 480 Schrock Road	Columbus	OH	43229
33	So Cal Self Storage - Camarillo	WFB		4060 Via Pescador	Camarillo	CA	93012
34	South Main Shopping Center	MSMCH		8200 & 8330 Main Street	Houston	TX	77025
35	Publix Self Storage	WFB		9000 Angela Place	Anchorage	AK	99502
36	SPS Frederick	WFB		17 Western Drive	Frederick	MD	21702
37	Shopko - Redding	WFB		55 Lake Boulevard	Redding	CA	96003
38	West Crossing Shopping Center	MSMCH		14550 Westheimer Road	Houston	TX	77077
39	Passaic Self Storage	BANA		168 River Drive	Passaic	NJ	07055
40	NC Storage Center Portfolio	BANA		Various	Various	NC	Various
40.01	Highway 70 Storage Center	BANA		3005 Nathan Street	Newton	NC	28658
40.02	North Cannon Storage Center	BANA		2745 North Cannon Boulevard	Kannapolis	NC	28083

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	General Property Type	Specific Property Type	Year Built	Year Renovated	Number of Units(3)	Unit of Measure(3)	Cut-off Date Balance Per Unit/SF(4)	Original Balance ($)(4)(5)	Cut-off Date Balance ($)(4)(5)
1	The Shops at Crystals	Retail	Anchored	2009		262,327	Sq. Ft.	1,459	80,000,000	80,000,000
2	Vertex Pharmaceuticals HQ	Office	CBD	2013		1,133,723	Sq. Ft.	375	80,000,000	80,000,000
3	One Stamford Forum	Office	CBD	1973	2000	504,471	Sq. Ft.	218	71,500,000	71,387,864
4	Renaissance Dallas	Hospitality	Full Service	1983	2015	514	Rooms	116,732	60,000,000	60,000,000
5	Pinnacle II	Office	CBD	2005		230,000	Sq. Ft.	378	40,000,000	40,000,000
6	Brewers Hill	Mixed Use	Office/Self Storage	1885	2005	382,213	Sq. Ft.	105	40,000,000	40,000,000
7	Simon Premium Outlets	Retail	Outlet Center	Various		782,765	Sq. Ft.	134	37,500,000	37,399,290
7.01	Lee Premium Outlets	Retail	Outlet Center	1997		224,825	Sq. Ft.		19,285,714	19,233,921
7.02	Gaffney Premium Outlets	Retail	Outlet Center	1996		303,877	Sq. Ft.		11,250,000	11,219,787
7.03	Calhoun Premium Outlets	Retail	Outlet Center	1992		254,063	Sq. Ft.		6,964,286	6,945,582
8	One Penn Center	Office	CBD	1930	1987	689,966	Sq. Ft.	99	35,000,000	35,000,000
9	Hilton Long Island Huntington	Hospitality	Full Service	1988	2013	305	Rooms	114,754	35,000,000	35,000,000
10	Aurora Office Building	Office	Suburban	1997	2016	183,529	Sq. Ft.	178	32,600,000	32,600,000
11	633 Third Avenue - Retail Condo	Retail	Anchored	1962		40,468	Sq. Ft.	791	32,000,000	32,000,000
12	Riverside University Village	Retail	Anchored	1998		180,126	Sq. Ft.	161	29,250,000	29,013,042
13	FedEx - Atlanta, GA	Industrial	Warehouse Distribution	2016		311,489	Sq. Ft.	97	14,200,000	14,200,000
14	FedEx - West Palm Beach, FL	Industrial	Warehouse Distribution	2016		225,198	Sq. Ft.	97	11,837,500	11,837,500
15	FedEx - Fife, WA	Industrial	Warehouse Distribution	2015		312,928	Sq. Ft.	129	20,125,000	20,125,000
16	420 East Third Street	Mixed Use	Office/Retail	1989	2016	116,152	Sq. Ft.	164	19,000,000	19,000,000
17	Courtyard Marriott - Baldwin Park	Hospitality	Select Service	1990	2013	195	Rooms	97,332	19,000,000	18,979,809
18	Homewood Suites Del Mar	Hospitality	Extended Stay	2005		120	Rooms	156,135	18,800,000	18,736,233
19	Corporate Center at Kierland	Office	Suburban	2000		107,846	Sq. Ft.	147	15,830,000	15,830,000
20	La Crosse Industrial	Industrial	Flex	1964	1989	767,722	Sq. Ft.	21	16,100,000	15,806,702
21	Southland Terrace Shopping Center	Retail	Anchored	1962	2006	220,234	Sq. Ft.	64	14,000,000	14,000,000
22	Nassau Bay Town Square	Retail	Anchored	2010		50,253	Sq. Ft.	256	12,880,000	12,880,000
23	U-Stor-It Lisle	Self Storage	Self Storage	1978	2014	98,573	Sq. Ft.	125	12,350,000	12,320,090
24	So Cal Self Storage - Northridge	Self Storage	Self Storage	2005		76,890	Sq. Ft.	150	11,500,000	11,500,000
25	FedEx Ground - South Bend, IN	Industrial	Warehouse Distribution	2015		208,361	Sq. Ft.	55	12,500,000	11,500,000
26	Westland Colonial Village Apartments	Multifamily	Garden	1966		304	Units	36,790	11,200,000	11,184,133
27	Dallas MHC Portfolio	Manufactured Housing Community	Manufactured Housing Community	Various		296	Pads	33,446	9,900,000	9,900,000
27.01	Forest Acres MHC and RV Park	Manufactured Housing Community	Manufactured Housing Community	1975		133	Pads		4,612,000	4,612,000
27.02	Woodshire MHC	Manufactured Housing Community	Manufactured Housing Community	1958		120	Pads		3,812,000	3,812,000
27.03	Cobblestone MHC	Manufactured Housing Community	Manufactured Housing Community	1967		43	Pads		1,476,000	1,476,000
28	So Cal Self Storage - Rancho Santa Margarita	Self Storage	Self Storage	1990	2002	64,262	Sq. Ft.	148	9,500,000	9,500,000
29	FedEx - Boulder, CO	Industrial	Warehouse Distribution	2016		211,030	Sq. Ft.	87	9,225,000	9,225,000
30	Brewster Business Park	Industrial	Flex	1975	1992	132,789	Sq. Ft.	64	8,500,000	8,490,251
31	Bonanza Square	Retail	Anchored	1966	2015	107,794	Sq. Ft.	61	6,600,000	6,591,503
32	Lakeview and Creek Run Business Park	Industrial	Flex	1986		207,951	Sq. Ft.	31	6,550,000	6,542,268
32.01	Lakeview Commerce Center	Industrial	Flex	1986		99,056	Sq. Ft.		3,275,000	3,271,134
32.02	Creekrun Business Park	Industrial	Flex	1986		108,895	Sq. Ft.		3,275,000	3,271,134
33	So Cal Self Storage - Camarillo	Self Storage	Self Storage	1996		45,902	Sq. Ft.	142	6,500,000	6,500,000
34	South Main Shopping Center	Retail	Unanchored	2006		17,233	Sq. Ft.	366	6,300,000	6,300,000
35	Publix Self Storage	Self Storage	Self Storage	2001		92,970	Sq. Ft.	64	6,000,000	5,984,302
36	SPS Frederick	Self Storage	Self Storage	2000		64,818	Sq. Ft.	78	5,100,000	5,081,563
37	Shopko - Redding	Retail	Single Tenant	1989	2004	94,078	Sq. Ft.	53	5,000,000	4,967,328
38	West Crossing Shopping Center	Retail	Unanchored	2015		13,335	Sq. Ft.	337	4,500,000	4,500,000
39	Passaic Self Storage	Self Storage	Self Storage	1980	2001	61,282	Sq. Ft.	62	3,800,000	3,791,577
40	NC Storage Center Portfolio	Self Storage	Self Storage	Various	Various	75,200	Sq. Ft.	38	2,887,500	2,884,226
40.01	Highway 70 Storage Center	Self Storage	Self Storage	1983	2007	41,880	Sq. Ft.		1,482,963	1,481,281
40.02	North Cannon Storage Center	Self Storage	Self Storage	1987		33,320	Sq. Ft.		1,404,537	1,402,944

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	% of Initial Pool Balance	Maturity Date or ARD Balloon Payment ($)(4)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Operating Advisor Ongoing Fee Rate	Certificate Administrator Fee Rate
1	The Shops at Crystals	9.2%	80,000,000	N	6/9/2016	8/1/2016	7/1/2026		7/1/2026		3.74400000%	0.00000000%	0.00750000%
2	Vertex Pharmaceuticals HQ	9.2%	80,000,000	Y	7/15/2016	9/6/2016	8/6/2026		8/6/2026	11/6/2028	2.79817647%	0.00270000%	0.00750000%
3	One Stamford Forum	8.2%	53,264,274	N	6/28/2016	8/1/2016		8/1/2016	7/1/2026		4.90000000%	0.00280000%	0.00750000%
4	Renaissance Dallas	6.9%	54,816,455	N	6/1/2016	7/11/2016	6/11/2021	7/11/2021	6/11/2026		4.40000000%	0.00180000%	0.00750000%
5	Pinnacle II	4.6%	40,000,000	N	6/7/2016	7/11/2016	6/11/2026		6/11/2026		4.30000000%	0.00370000%	0.00750000%
6	Brewers Hill	4.6%	34,854,432	N	7/7/2016	8/11/2016	7/11/2019	8/11/2019	7/11/2026		4.30000000%	0.00180000%	0.00750000%
7	Simon Premium Outlets	4.3%	29,966,619	N	6/1/2016	7/1/2016		7/1/2016	6/1/2026		4.16800000%	0.00380000%	0.00750000%
7.01	Lee Premium Outlets	2.2%
7.02	Gaffney Premium Outlets	1.3%
7.03	Calhoun Premium Outlets	0.8%
8	One Penn Center	4.0%	30,917,876	N	7/19/2016	9/11/2016	8/11/2019	9/11/2019	8/11/2026		4.90000000%	0.00390000%	0.00750000%
9	Hilton Long Island Huntington	4.0%	29,893,239	N	7/20/2016	9/1/2016	8/1/2018	9/1/2018	8/1/2026		4.50000000%	0.00180000%	0.00750000%
10	Aurora Office Building	3.7%	27,524,960	N	7/8/2016	9/1/2016	8/1/2018	9/1/2018	8/1/2026		4.08000000%	0.00180000%	0.00750000%
11	633 Third Avenue - Retail Condo	3.7%	32,000,000	N	6/30/2016	8/11/2016	7/11/2026		7/11/2026		4.40000000%	0.00180000%	0.00750000%
12	Riverside University Village	3.3%	21,838,869	N	2/23/2016	4/1/2016		4/1/2016	3/1/2026		4.96000000%	0.00180000%	0.00750000%
13	FedEx - Atlanta, GA	1.6%	14,200,000	N	5/19/2016	7/1/2016	6/1/2026		6/1/2026		4.24600000%	0.00710000%	0.00750000%
14	FedEx - West Palm Beach, FL	1.4%	11,837,500	N	5/19/2016	7/1/2016	6/1/2026		6/1/2026		4.24600000%	0.00810000%	0.00750000%
15	FedEx - Fife, WA	2.3%	20,125,000	N	5/4/2016	7/1/2016	6/1/2026		6/1/2026		4.23600000%	0.00550000%	0.00750000%
16	420 East Third Street	2.2%	15,151,532	N	7/8/2016	9/1/2016		9/1/2016	8/1/2026		4.11000000%	0.00180000%	0.00750000%
17	Courtyard Marriott - Baldwin Park	2.2%	15,620,749	N	6/10/2016	8/1/2016		8/1/2016	7/1/2026		5.00000000%	0.00180000%	0.00750000%
18	Homewood Suites Del Mar	2.2%	15,421,153	N	4/27/2016	6/11/2016		6/11/2016	5/11/2026		4.93000000%	0.00180000%	0.00750000%
19	Corporate Center at Kierland	1.8%	13,934,500	N	6/17/2016	8/1/2016	7/1/2019	8/1/2019	7/1/2026		4.74000000%	0.00180000%	0.00750000%
20	La Crosse Industrial	1.8%	12,029,878	N	9/1/2015	10/1/2015		10/1/2015	9/1/2025		4.98000000%	0.00180000%	0.00750000%
21	Southland Terrace Shopping Center	1.6%	11,278,905	N	7/12/2016	9/11/2016		9/11/2016	8/11/2026		4.40000000%	0.00180000%	0.00750000%
22	Nassau Bay Town Square	1.5%	10,896,617	N	6/23/2016	8/11/2016	7/11/2018	8/11/2018	7/11/2026		4.15000000%	0.00180000%	0.00750000%
23	U-Stor-It Lisle	1.4%	10,046,928	N	5/19/2016	7/1/2016		7/1/2016	6/1/2026		4.68400000%	0.00180000%	0.00750000%
24	So Cal Self Storage - Northridge	1.3%	11,500,000	N	5/5/2016	6/11/2016	5/11/2026		5/11/2026		4.49900000%	0.00180000%	0.00750000%
25	FedEx Ground - South Bend, IN	1.3%	11,500,000	N	4/15/2016	6/1/2016	5/1/2026		5/1/2026		5.10000000%	0.00180000%	0.00750000%
26	Westland Colonial Village Apartments	1.3%	8,799,296	N	6/21/2016	8/1/2016		8/1/2016	7/1/2026		3.70000000%	0.00180000%	0.00750000%
27	Dallas MHC Portfolio	1.1%	8,686,910	N	6/29/2016	8/1/2016	7/1/2019	8/1/2019	7/1/2026		4.60000000%	0.00180000%	0.00750000%
27.01	Forest Acres MHC and RV Park	0.5%
27.02	Woodshire MHC	0.4%
27.03	Cobblestone MHC	0.2%
28	So Cal Self Storage - Rancho Santa Margarita	1.1%	9,500,000	N	5/5/2016	6/11/2016	5/11/2026		5/11/2026		4.49900000%	0.00180000%	0.00750000%
29	FedEx - Boulder, CO	1.1%	9,225,000	N	5/13/2016	7/1/2016	6/1/2026		6/1/2026		4.24600000%	0.00990000%	0.00750000%
30	Brewster Business Park	1.0%	6,912,001	N	7/1/2016	8/1/2016		8/1/2016	7/1/2026		4.67000000%	0.00180000%	0.00750000%
31	Bonanza Square	0.8%	5,270,988	N	7/1/2016	8/11/2016		8/11/2016	7/11/2026		4.15000000%	0.00180000%	0.00750000%
32	Lakeview and Creek Run Business Park	0.8%	5,303,346	N	6/30/2016	8/1/2016		8/1/2016	7/1/2026		4.54300000%	0.00180000%	0.00750000%
32.01	Lakeview Commerce Center	0.4%
32.02	Creekrun Business Park	0.4%
33	So Cal Self Storage - Camarillo	0.7%	6,500,000	N	5/31/2016	7/11/2016	6/11/2026		6/11/2026		4.25000000%	0.00180000%	0.00750000%
34	South Main Shopping Center	0.7%	4,942,924	N	6/29/2016	8/1/2016	7/1/2019	8/1/2019	7/1/2031		5.32000000%	0.00180000%	0.00750000%
35	Publix Self Storage	0.7%	4,817,052	N	5/23/2016	7/11/2016		7/11/2016	6/11/2026		4.30000000%	0.00180000%	0.00750000%
36	SPS Frederick	0.6%	4,141,654	N	5/10/2016	6/11/2016		6/11/2016	5/11/2026		4.63000000%	0.00180000%	0.00750000%
37	Shopko - Redding	0.6%	23,464	N	6/23/2016	8/11/2016		8/11/2016	7/11/2026		4.38000000%	0.00180000%	0.00750000%
38	West Crossing Shopping Center	0.5%	3,874,111	N	6/3/2016	8/1/2016	7/1/2018	8/1/2018	7/1/2026		4.80000000%	0.00180000%	0.00750000%
39	Passaic Self Storage	0.4%	3,135,441	N	5/9/2016	7/1/2016		7/1/2016	6/1/2026		5.11300000%	0.00180000%	0.00750000%
40	NC Storage Center Portfolio	0.3%	2,352,008	N	6/15/2016	8/1/2016		8/1/2016	7/1/2026		4.72000000%	0.00180000%	0.00750000%
40.01	Highway 70 Storage Center	0.2%
40.02	North Cannon Storage Center	0.2%

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Servicing Fee	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)
1	The Shops at Crystals	0.00500000%	0.00050000%	0.00034000%	3.73066000%	Actual/360	253,066.67	Interest-only, Balloon	Actual/360	120
2	Vertex Pharmaceuticals HQ	0.00500000%	0.00050000%	0.00034000%	2.78213647%	Actual/360	189,136.00	Interest-only, ARD	Actual/360	120
3	One Stamford Forum	0.00500000%	0.00050000%	0.00034000%	4.88386000%	Actual/360	413,826.71	Amortizing Balloon		120
4	Renaissance Dallas	0.02250000%	0.00050000%	0.00034000%	4.36736000%	Actual/360	300,456.55	Interest-only, Amortizing Balloon	Actual/360	120
5	Pinnacle II	0.00500000%	0.00050000%	0.00034000%	4.28296000%	Actual/360	145,324.07	Interest-only, Balloon	Actual/360	120
6	Brewers Hill	0.02250000%	0.00050000%	0.00034000%	4.26736000%	Actual/360	197,948.58	Interest-only, Amortizing Balloon	Actual/360	120
7	Simon Premium Outlets	0.00500000%	0.00050000%	0.00034000%	4.15086000%	Actual/360	182,681.73	Amortizing Balloon		120
7.01	Lee Premium Outlets
7.02	Gaffney Premium Outlets
7.03	Calhoun Premium Outlets
8	One Penn Center	0.00500000%	0.00050000%	0.00034000%	4.88276000%	Actual/360	185,754.35	Interest-only, Amortizing Balloon	Actual/360	120
9	Hilton Long Island Huntington	0.00500000%	0.00050000%	0.00034000%	4.48486000%	Actual/360	177,339.86	Interest-only, Amortizing Balloon	Actual/360	120
10	Aurora Office Building	0.00500000%	0.00050000%	0.00034000%	4.06486000%	Actual/360	157,144.68	Interest-only, Amortizing Balloon	Actual/360	120
11	633 Third Avenue - Retail Condo	0.00500000%	0.00050000%	0.00034000%	4.38486000%	Actual/360	118,962.96	Interest-only, Balloon	Actual/360	120
12	Riverside University Village	0.00500000%	0.00050000%	0.00034000%	4.94486000%	Actual/360	170,311.61	Amortizing Balloon		120
13	FedEx - Atlanta, GA	0.00500000%	0.00050000%	0.00034000%	4.22556000%	Actual/360	50,942.17	Interest-only, Balloon	Actual/360	120
14	FedEx - West Palm Beach, FL	0.00500000%	0.00050000%	0.00034000%	4.22456000%	Actual/360	42,466.76	Interest-only, Balloon	Actual/360	120
15	FedEx - Fife, WA	0.00500000%	0.00050000%	0.00034000%	4.21716000%	Actual/360	72,027.93	Interest-only, Balloon	Actual/360	120
16	420 East Third Street	0.00500000%	0.00050000%	0.00034000%	4.09486000%	Actual/360	91,917.94	Amortizing Balloon		120
17	Courtyard Marriott - Baldwin Park	0.00500000%	0.00050000%	0.00034000%	4.98486000%	Actual/360	101,996.11	Amortizing Balloon		120
18	Homewood Suites Del Mar	0.00500000%	0.00050000%	0.00034000%	4.91486000%	Actual/360	100,119.72	Amortizing Balloon		120
19	Corporate Center at Kierland	0.00500000%	0.00050000%	0.00034000%	4.72486000%	Actual/360	82,481.38	Interest-only, Amortizing Balloon	Actual/360	120
20	La Crosse Industrial	0.05250000%	0.00050000%	0.00034000%	4.91736000%	Actual/360	93,931.49	Amortizing Balloon		120
21	Southland Terrace Shopping Center	0.00500000%	0.00050000%	0.00034000%	4.38486000%	Actual/360	70,106.53	Amortizing Balloon		120
22	Nassau Bay Town Square	0.00500000%	0.00050000%	0.00034000%	4.13486000%	Actual/360	62,610.11	Interest-only, Amortizing Balloon	Actual/360	120
23	U-Stor-It Lisle	0.00500000%	0.00050000%	0.00034000%	4.66886000%	Actual/360	63,933.06	Amortizing Balloon		120
24	So Cal Self Storage - Northridge	0.00500000%	0.00050000%	0.00034000%	4.48386000%	Actual/360	43,714.24	Interest-only, Balloon	Actual/360	120
25	FedEx Ground - South Bend, IN	0.00500000%	0.00050000%	0.00034000%	5.08486000%	Actual/360	49,553.82	Interest-only, Balloon	Actual/360	120
26	Westland Colonial Village Apartments	0.00500000%	0.00050000%	0.00034000%	3.68486000%	Actual/360	51,551.69	Amortizing Balloon		120
27	Dallas MHC Portfolio	0.00500000%	0.00050000%	0.00034000%	4.58486000%	Actual/360	50,751.79	Interest-only, Amortizing Balloon	Actual/360	120
27.01	Forest Acres MHC and RV Park
27.02	Woodshire MHC
27.03	Cobblestone MHC
28	So Cal Self Storage - Rancho Santa Margarita	0.00500000%	0.00050000%	0.00034000%	4.48386000%	Actual/360	36,111.77	Interest-only, Balloon	Actual/360	120
29	FedEx - Boulder, CO	0.00500000%	0.00050000%	0.00034000%	4.22276000%	Actual/360	33,094.47	Interest-only, Balloon	Actual/360	120
30	Brewster Business Park	0.00500000%	0.00050000%	0.00034000%	4.65486000%	Actual/360	43,931.08	Amortizing Balloon		120
31	Bonanza Square	0.06250000%	0.00050000%	0.00034000%	4.07736000%	Actual/360	32,082.82	Amortizing Balloon		120
32	Lakeview and Creek Run Business Park	0.00500000%	0.00050000%	0.00034000%	4.52786000%	Actual/360	33,355.45	Amortizing Balloon		120
32.01	Lakeview Commerce Center
32.02	Creekrun Business Park
33	So Cal Self Storage - Camarillo	0.00500000%	0.00050000%	0.00034000%	4.23486000%	Actual/360	23,340.57	Interest-only, Balloon	Actual/360	120
34	South Main Shopping Center	0.04500000%	0.00050000%	0.00034000%	5.26486000%	Actual/360	35,062.48	Interest-only, Amortizing Balloon	Actual/360	180
35	Publix Self Storage	0.00500000%	0.00050000%	0.00034000%	4.28486000%	Actual/360	29,692.29	Amortizing Balloon		120
36	SPS Frederick	0.00500000%	0.00050000%	0.00034000%	4.61486000%	Actual/360	26,236.38	Amortizing Balloon		120
37	Shopko - Redding	0.00500000%	0.00050000%	0.00034000%	4.36486000%	Actual/360	51,530.47	Fully Amortizing		120
38	West Crossing Shopping Center	0.07250000%	0.00050000%	0.00034000%	4.71736000%	Actual/360	23,609.94	Interest-only, Amortizing Balloon	Actual/360	120
39	Passaic Self Storage	0.00500000%	0.00050000%	0.00034000%	5.09786000%	Actual/360	20,662.46	Amortizing Balloon		120
40	NC Storage Center Portfolio	0.00500000%	0.00050000%	0.00034000%	4.70486000%	Actual/360	15,010.40	Amortizing Balloon		120
40.01	Highway 70 Storage Center
40.02	North Cannon Storage Center

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions(6)	Grace Period Default (Days)
1	The Shops at Crystals	119	120	119	0	0	1	L(25),D(88),O(7)	0
2	Vertex Pharmaceuticals HQ	120	120	120	0	0	0	L(24),GRTR 0.5% or YM or D(89),O(7)	0
3	One Stamford Forum	119	0	0	300	299	1	L(25),GRTR 1% or YM or D(88),O(7)	2, not more than two times during the term of the loan
4	Renaissance Dallas	118	60	58	360	360	2	L(26),D(90),O(4)	0
5	Pinnacle II	118	120	118	0	0	2	L(36),GRTR 1% or YM(80),O(4)	0
6	Brewers Hill	119	36	35	360	360	1	L(25),D(91),O(4)	0
7	Simon Premium Outlets	118	0	0	360	358	2	L(26),D(87),O(7)	4
7.01	Lee Premium Outlets
7.02	Gaffney Premium Outlets
7.03	Calhoun Premium Outlets
8	One Penn Center	120	36	36	360	360	0	L(24),D(91),O(5)	0
9	Hilton Long Island Huntington	120	24	24	360	360	0	L(24),D(89),O(7)	5
10	Aurora Office Building	120	24	24	360	360	0	L(24),D(92),O(4)	5
11	633 Third Avenue - Retail Condo	119	120	119	0	0	1	L(36),GRTR 1% or YM(80),O(4)	0
12	Riverside University Village	115	0	0	300	295	5	L(29),D(87),O(4)	0
13	FedEx - Atlanta, GA	118	120	118	0	0	2	L(26),D(90),O(4)	5 days, twice throughout the loan term
14	FedEx - West Palm Beach, FL	118	120	118	0	0	2	L(26),D(90),O(4)	5 days, twice throughout the loan term
15	FedEx - Fife, WA	118	120	118	0	0	2	L(26),D(90),O(4)	5 days, twice throughout the loan term
16	420 East Third Street	120	0	0	360	360	0	L(24),D(89),O(7)	5
17	Courtyard Marriott - Baldwin Park	119	0	0	360	359	1	L(25),D(91),O(4)	5
18	Homewood Suites Del Mar	117	0	0	360	357	3	L(36),GRTR 1% or YM(80),O(4)	0
19	Corporate Center at Kierland	119	36	35	360	360	1	L(25),D(91),O(4)	4
20	La Crosse Industrial	109	0	0	300	289	11	L(35),D(81),O(4)	4
21	Southland Terrace Shopping Center	120	0	0	360	360	0	L(36),GRTR 1% or YM(80),O(4)	0
22	Nassau Bay Town Square	119	24	23	360	360	1	L(25),D(91),O(4)	0
23	U-Stor-It Lisle	118	0	0	360	358	2	L(26),D(90),O(4)	4
24	So Cal Self Storage - Northridge	117	120	117	0	0	3	L(36),GRTR 1% or YM(80),O(4)	0
25	FedEx Ground - South Bend, IN	117	120	117	0	0	3	L(27),D(86),O(7)	5
26	Westland Colonial Village Apartments	119	0	0	360	359	1	L(25),D(91),O(4)	5
27	Dallas MHC Portfolio	119	36	35	360	360	1	L(25),D(88),O(7)	4
27.01	Forest Acres MHC and RV Park
27.02	Woodshire MHC
27.03	Cobblestone MHC
28	So Cal Self Storage - Rancho Santa Margarita	117	120	117	0	0	3	L(36),GRTR 1% or YM(80),O(4)	0
29	FedEx - Boulder, CO	118	120	118	0	0	2	L(26),D(90),O(4)	5 days, twice throughout the loan term
30	Brewster Business Park	119	0	0	360	359	1	L(25),GRTR 1% or YM or D(91),O(4)	0
31	Bonanza Square	119	0	0	360	359	1	L(25),GRTR 1% or YM(91),O(4)	0
32	Lakeview and Creek Run Business Park	119	0	0	360	359	1	L(25),D(91),O(4)	4
32.01	Lakeview Commerce Center
32.02	Creekrun Business Park
33	So Cal Self Storage - Camarillo	118	120	118	0	0	2	L(36),GRTR 1% or YM(80),O(4)	0
34	South Main Shopping Center	179	36	35	360	360	1	L(23),GRTR 1% or YM(96),O(61)	5
35	Publix Self Storage	118	0	0	360	358	2	L(36),GRTR 1% or YM(80),O(4)	0
36	SPS Frederick	117	0	0	360	357	3	L(27),GRTR 1% or YM or D(89),O(4)	0
37	Shopko - Redding	119	0	0	120	119	1	L(25),D(91),O(4)	0
38	West Crossing Shopping Center	119	24	23	360	360	1	L(25),D(91),O(4)	5
39	Passaic Self Storage	118	0	0	360	358	2	L(26),D(90),O(4)	4
40	NC Storage Center Portfolio	119	0	0	360	359	1	L(25),D(91),O(4)	4
40.01	Highway 70 Storage Center
40.02	North Cannon Storage Center

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Grace Period Late (Days)	Appraised Value ($)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(4)(2)
1	The Shops at Crystals	0	1,100,000,000	4/26/2016									3.41
2	Vertex Pharmaceuticals HQ	0	1,198,000,000	6/3/2016									6.31
3	One Stamford Forum	2	227,000,000	5/2/2016									1.73
4	Renaissance Dallas	5	118,800,000	3/17/2016									2.64
5	Pinnacle II	0	142,000,000	5/5/2016									2.11
6	Brewers Hill	0	58,000,000	5/26/2016									1.64
7	Simon Premium Outlets	0	223,700,000	Various									2.78
7.01	Lee Premium Outlets		115,000,000	4/14/2016
7.02	Gaffney Premium Outlets		67,200,000	4/12/2016
7.03	Calhoun Premium Outlets		41,500,000	4/1/2016
8	One Penn Center	0	91,000,000	5/31/2016									1.45
9	Hilton Long Island Huntington	0	52,300,000	5/11/2016									2.47
10	Aurora Office Building	0	48,400,000	6/6/2016									1.95
11	633 Third Avenue - Retail Condo	0	50,000,000	5/23/2016									1.62
12	Riverside University Village	0	47,600,000	12/9/2015									1.44
13	FedEx - Atlanta, GA	5	51,750,000	4/25/2016									2.49
14	FedEx - West Palm Beach, FL	5	44,100,000	4/21/2016									2.49
15	FedEx - Fife, WA	5	74,000,000	11/20/2015									2.51
16	420 East Third Street	5	35,000,000	5/25/2016									2.07
17	Courtyard Marriott - Baldwin Park	0	29,000,000	4/14/2016									2.07
18	Homewood Suites Del Mar	0	27,100,000	3/18/2016									1.99
19	Corporate Center at Kierland	5	24,800,000	5/23/2016									1.50
20	La Crosse Industrial	5	24,800,000	6/9/2016									1.65
21	Southland Terrace Shopping Center	0	22,500,000	4/6/2016									1.99
22	Nassau Bay Town Square	5	18,380,000	5/18/2016									1.52
23	U-Stor-It Lisle	5	17,350,000	4/28/2016									1.40
24	So Cal Self Storage - Northridge	0	21,400,000	3/20/2016									2.07
25	FedEx Ground - South Bend, IN	5	17,000,000	11/24/2015									1.64
26	Westland Colonial Village Apartments	5	16,600,000	4/19/2016									1.92
27	Dallas MHC Portfolio	5	13,415,000	Various									1.54
27.01	Forest Acres MHC and RV Park		6,250,000	5/3/2016
27.02	Woodshire MHC		5,165,000	4/29/2016
27.03	Cobblestone MHC		2,000,000	4/29/2016
28	So Cal Self Storage - Rancho Santa Margarita	0	16,620,000	3/18/2016									2.11
29	FedEx - Boulder, CO	5	34,500,000	4/25/2016									2.47
30	Brewster Business Park	0	11,750,000	5/4/2016									1.60
31	Bonanza Square	0	12,100,000	4/21/2016									2.49
32	Lakeview and Creek Run Business Park	5	8,900,000	4/22/2016									2.38
32.01	Lakeview Commerce Center		4,450,000	4/22/2016
32.02	Creekrun Business Park		4,450,000	4/22/2016
33	So Cal Self Storage - Camarillo	0	12,420,000	3/20/2016									2.38
34	South Main Shopping Center	0	8,840,000	5/30/2016									1.34
35	Publix Self Storage	0	13,870,000	4/22/2016									2.15
36	SPS Frederick	0	9,525,000	3/25/2016									1.67
37	Shopko - Redding	0	13,640,000	5/16/2016									1.45
38	West Crossing Shopping Center	5	6,780,000	5/10/2016									1.45
39	Passaic Self Storage	5	6,130,000	4/1/2016									1.84
40	NC Storage Center Portfolio	5	4,050,000	5/17/2016									1.74
40.01	Highway 70 Storage Center		2,080,000	5/17/2016
40.02	North Cannon Storage Center		1,970,000	5/17/2016

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W NCF DSCR (x)(4)(2)	Cut-off Date LTV Ratio(4)(2)	LTV Ratio at Maturity or ARD(4)(2)	Cut-off Date U/W NOI Debt Yield(4)(2)	Cut-off Date U/W NCF Debt Yield(4)(2)	U/W Revenues ($)(7)(8)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate
1	The Shops at Crystals	3.28	34.8%	34.8%	12.9%	12.4%	64,805,737	15,337,868	49,467,869	41,972	1,815,657	47,610,240	87.6%
2	Vertex Pharmaceuticals HQ	6.28	35.5%	35.5%	17.9%	17.8%	93,423,532	17,361,124	76,062,408	283,431	0	75,778,977	99.9%
3	One Stamford Forum	1.55	48.4%	36.1%	12.0%	10.8%	21,891,930	8,706,883	13,185,047	126,118	1,233,793	11,825,136	100.0%
4	Renaissance Dallas	2.16	50.5%	46.1%	15.8%	13.0%	34,611,583	25,107,534	9,504,049	1,730,579	0	7,773,470	65.7%
5	Pinnacle II	1.96	61.3%	61.3%	9.2%	8.5%	11,664,912	3,645,672	8,019,240	46,000	550,230	7,423,010	100.0%
6	Brewers Hill	1.40	69.0%	60.1%	9.7%	8.3%	6,258,979	2,360,834	3,898,144	76,443	486,860	3,334,842	92.6%
7	Simon Premium Outlets	2.55	46.8%	37.5%	16.3%	15.0%	24,497,300	7,416,196	17,081,104	211,429	1,194,140	15,675,535	93.7%
7.01	Lee Premium Outlets						10,562,640	3,232,812	7,329,828	71,944	474,057	6,783,827	97.8%
7.02	Gaffney Premium Outlets						8,585,481	2,831,998	5,753,483	75,969	429,486	5,248,028	90.5%
7.03	Calhoun Premium Outlets						5,349,179	1,351,386	3,997,793	63,516	290,597	3,643,680	93.9%
8	One Penn Center	1.26	74.7%	66.0%	9.2%	8.0%	12,747,817	6,458,819	6,288,997	172,492	678,757	5,437,749	78.3%
9	Hilton Long Island Huntington	2.08	66.9%	57.2%	15.0%	12.7%	20,787,543	15,525,844	5,261,699	824,991	0	4,436,708	78.5%
10	Aurora Office Building	1.80	67.4%	56.9%	11.3%	10.4%	3,730,158	55,952	3,674,206	36,706	245,929	3,391,571	100.0%
11	633 Third Avenue - Retail Condo	1.56	64.0%	64.0%	7.2%	7.0%	3,367,528	1,052,351	2,315,177	8,094	76,790	2,230,294	100.0%
12	Riverside University Village	1.34	61.0%	45.9%	10.2%	9.4%	4,813,094	1,864,575	2,948,519	48,784	165,660	2,734,075	93.6%
13	FedEx - Atlanta, GA	2.40	54.3%	54.3%	10.7%	10.3%	3,396,814	347,584	3,049,230	31,149	85,069	2,933,012	100.0%
14	FedEx - West Palm Beach, FL	2.40	54.3%	54.3%	10.7%	10.3%	3,229,545	703,383	2,526,162	22,520	66,267	2,437,375	100.0%
15	FedEx - Fife, WA	2.43	54.4%	54.4%	10.8%	10.4%	4,945,466	607,463	4,338,003	31,293	103,506	4,203,204	100.0%
16	420 East Third Street	1.96	54.3%	43.3%	12.0%	11.4%	3,878,665	1,597,799	2,280,865	23,396	97,404	2,160,065	79.5%
17	Courtyard Marriott - Baldwin Park	1.83	65.4%	53.9%	13.3%	11.8%	7,394,776	4,861,507	2,533,269	295,791	0	2,237,478	70.0%
18	Homewood Suites Del Mar	1.78	69.1%	56.9%	12.7%	11.4%	6,150,245	3,764,715	2,385,530	246,010	0	2,139,520	87.9%
19	Corporate Center at Kierland	1.33	63.8%	56.2%	9.4%	8.3%	2,407,679	924,877	1,482,802	50,190	121,025	1,311,587	89.8%
20	La Crosse Industrial	1.40	63.7%	48.5%	11.8%	10.0%	2,770,210	908,911	1,861,299	92,127	191,931	1,577,241	98.3%
21	Southland Terrace Shopping Center	1.74	62.2%	50.1%	12.0%	10.5%	2,265,592	589,620	1,675,971	44,047	166,973	1,464,951	73.4%
22	Nassau Bay Town Square	1.41	70.1%	59.3%	8.9%	8.2%	1,805,583	661,897	1,143,687	10,051	72,223	1,061,413	100.0%
23	U-Stor-It Lisle	1.38	71.0%	57.9%	8.7%	8.6%	1,522,104	447,029	1,075,075	13,706	0	1,061,369	87.6%
24	So Cal Self Storage - Northridge	2.05	53.7%	53.7%	9.5%	9.4%	1,666,557	579,755	1,086,802	11,534	0	1,075,268	83.2%
25	FedEx Ground - South Bend, IN	1.60	67.6%	67.6%	8.5%	8.3%	1,004,978	30,149	974,829	20,836	0	953,993	100.0%
26	Westland Colonial Village Apartments	1.80	67.4%	53.0%	10.6%	9.9%	2,704,109	1,516,782	1,187,327	75,500	0	1,111,827	99.7%
27	Dallas MHC Portfolio	1.52	73.8%	64.8%	9.5%	9.3%	1,647,531	707,201	940,330	14,800	0	925,530	96.3%
27.01	Forest Acres MHC and RV Park						702,148	257,944	444,204	6,650	0	437,554	98.5%
27.02	Woodshire MHC						704,635	342,998	361,637	6,000	0	355,637	95.0%
27.03	Cobblestone MHC						240,748	106,259	134,489	2,150	0	132,339	93.0%
28	So Cal Self Storage - Rancho Santa Margarita	2.08	57.2%	57.2%	9.6%	9.5%	1,414,057	501,413	912,644	9,358	0	903,286	86.8%
29	FedEx - Boulder, CO	2.37	53.5%	53.5%	10.6%	10.2%	2,664,406	701,933	1,962,473	21,103	56,436	1,884,934	100.0%
30	Brewster Business Park	1.43	72.3%	58.8%	9.9%	8.9%	1,332,475	488,315	844,160	34,525	53,752	755,883	100.0%
31	Bonanza Square	2.15	54.5%	43.6%	14.5%	12.6%	1,407,324	450,032	957,291	31,260	98,483	827,548	96.2%
32	Lakeview and Creek Run Business Park	1.89	73.5%	59.6%	14.6%	11.6%	1,436,770	483,697	953,073	30,920	164,282	757,872	99.3%
32.01	Lakeview Commerce Center						763,948	261,283	502,665	14,585	78,255	409,825	98.6%
32.02	Creekrun Business Park						672,822	222,414	450,408	16,335	86,027	348,047	100.0%
33	So Cal Self Storage - Camarillo	2.35	52.3%	52.3%	10.2%	10.1%	1,038,554	372,995	665,558	6,885	0	658,673	92.5%
34	South Main Shopping Center	1.25	71.3%	55.9%	8.9%	8.4%	886,780	323,677	563,103	2,585	33,289	527,229	100.0%
35	Publix Self Storage	2.12	43.1%	34.7%	12.8%	12.6%	1,328,216	562,603	765,612	10,631	0	754,981	88.3%
36	SPS Frederick	1.64	53.3%	43.5%	10.3%	10.1%	896,741	372,116	524,625	9,723	0	514,902	82.7%
37	Shopko - Redding	1.31	36.4%	0.2%	18.1%	16.3%	927,070	28,632	898,438	18,816	67,908	811,714	100.0%
38	West Crossing Shopping Center	1.32	66.4%	57.1%	9.1%	8.3%	597,715	187,977	409,739	2,000	32,404	375,334	100.0%
39	Passaic Self Storage	1.80	61.9%	51.1%	12.0%	11.7%	906,467	450,782	455,685	10,272	0	445,413	81.2%
40	NC Storage Center Portfolio	1.67	71.2%	58.1%	10.9%	10.4%	526,717	212,981	313,736	12,838	0	300,898	94.8%
40.01	Highway 70 Storage Center						259,017	100,129	158,888	7,184	0	151,704	92.0%
40.02	North Cannon Storage Center						267,700	112,852	154,848	5,654	0	149,194	98.4%

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period	Second Most Recent Revenues ($)
1	The Shops at Crystals	4/21/2016			Actual 2015	65,203,201	18,826,390	46,376,811	0	46,376,811			Actual 2014	62,646,345
2	Vertex Pharmaceuticals HQ	4/30/2016			Actual 2015	88,180,123	17,255,195	70,924,928	0	70,924,928			Actual 2014	54,061,350
3	One Stamford Forum	5/31/2016			TTM 3/31/2016	22,836,419	8,422,294	14,414,125	0	14,414,125			Actual 2015	22,493,060
4	Renaissance Dallas	5/30/2016	157	103	TTM 5/30/2016	34,836,603	24,701,481	10,135,122	0	10,135,122	157	103	Actual 2015	33,631,404
5	Pinnacle II	8/1/2016			TTM 3/31/2016	11,236,073	3,663,478	7,572,595	0	7,572,595			Actual 2015	11,436,631
6	Brewers Hill	6/1/2016			TTM 4/30/2016	6,115,566	2,275,287	3,840,279	0	3,840,279			Actual 2015	5,815,496
7	Simon Premium Outlets	5/19/2016			TTM 3/31/2016	25,462,542	7,005,132	18,457,410	0	18,457,410			Actual 2015	24,839,795
7.01	Lee Premium Outlets	5/19/2016			TTM 3/31/2016	11,094,527	2,966,058	8,128,469	0	8,128,469			Actual 2015	10,978,548
7.02	Gaffney Premium Outlets	5/19/2016			TTM 3/31/2016	9,046,000	2,724,685	6,321,315	0	6,321,315			Actual 2015	8,783,797
7.03	Calhoun Premium Outlets	5/19/2016			TTM 3/31/2016	5,322,015	1,314,389	4,007,626	0	4,007,626			Actual 2015	5,077,450
8	One Penn Center	6/1/2016			TTM 4/30/2016	13,322,631	6,463,049	6,859,582	0	6,859,582			Actual 2015	13,550,121
9	Hilton Long Island Huntington	4/30/2016	152	119	TTM 4/30/2016	20,583,030	15,238,106	5,344,924	823,217	4,521,707	152	119	Actual 2015	20,453,871
10	Aurora Office Building	8/1/2016			Actual 2015	3,716,004	41,296	3,674,709	0	3,674,709			Actual 2014	3,649,620
11	633 Third Avenue - Retail Condo	6/29/2016			TTM 4/30/2016	3,251,469	960,475	2,290,995	0	2,290,995			Actual 2015	3,232,900
12	Riverside University Village	7/1/2016			Actual 2015	4,354,459	1,388,757	2,965,702	0	2,965,702			Actual 2014	3,946,712
13	FedEx - Atlanta, GA	8/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
14	FedEx - West Palm Beach, FL	8/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15	FedEx - Fife, WA	8/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
16	420 East Third Street	6/1/2016			TTM 4/30/2016	3,410,514	1,643,094	1,767,420	2,257,491	-490,071			Actual 2015	3,340,857
17	Courtyard Marriott - Baldwin Park	4/30/2016	118	82	TTM 4/30/2016	7,956,904	4,728,658	3,228,246	230,708	2,997,538	118	82	Actual 2015	7,492,593
18	Homewood Suites Del Mar	4/30/2016	171	136	TTM 4/30/2016	6,287,882	3,837,039	2,450,843	0	2,450,843	158	139	Actual 2015	6,133,873
19	Corporate Center at Kierland	5/20/2016			TTM 4/30/2016	1,967,815	835,430	1,132,385	0	1,132,385			Actual 2015	1,564,201
20	La Crosse Industrial	5/10/2016			TTM 3/31/2016	2,890,019	849,287	2,040,732	0	2,040,732			Actual 2014	2,888,443
21	Southland Terrace Shopping Center	3/31/2016			TTM 3/31/2016	1,936,551	600,518	1,336,033	0	1,336,033			Actual 2015	2,049,230
22	Nassau Bay Town Square	5/1/2016			TTM 4/30/2016	1,832,080	630,321	1,201,759	0	1,201,759			Actual 2015	1,803,386
23	U-Stor-It Lisle	6/30/2016			TTM 6/30/2016	1,500,776	475,203	1,025,573	0	1,025,573			Actual 2015	1,375,629
24	So Cal Self Storage - Northridge	5/1/2016			TTM 3/31/2016	1,666,557	524,087	1,142,470	0	1,142,470			Actual 2015	1,629,000
25	FedEx Ground - South Bend, IN	8/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
26	Westland Colonial Village Apartments	5/31/2016			TTM 5/31/2016	2,702,703	1,473,690	1,229,013	76,000	1,153,013			Actual 2015	2,652,149
27	Dallas MHC Portfolio	4/30/2016			TTM 3/31/2016	1,590,947	677,133	913,814	0	913,814			Actual 2015	1,548,263
27.01	Forest Acres MHC and RV Park	4/30/2016			TTM 3/31/2016	663,509	248,048	415,461	0	415,461			Actual 2015	638,561
27.02	Woodshire MHC	4/30/2016			TTM 3/31/2016	696,609	328,454	368,155	0	368,155			Actual 2015	685,264
27.03	Cobblestone MHC	4/30/2016			TTM 3/31/2016	230,829	100,631	130,198	0	130,198			Actual 2015	224,438
28	So Cal Self Storage - Rancho Santa Margarita	5/1/2016			TTM 3/31/2016	1,414,057	478,061	935,997	0	935,997			Actual 2015	1,389,237
29	FedEx - Boulder, CO	8/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
30	Brewster Business Park	6/28/2016			TTM 5/31/2016	1,170,397	426,165	744,232	0	744,232			Actual 2015	1,186,266
31	Bonanza Square	5/31/2016			TTM 4/30/2016	1,342,597	428,121	914,476	0	914,476			Actual 2015	1,336,293
32	Lakeview and Creek Run Business Park	6/1/2016			TTM 4/30/2016	1,469,570	415,460	1,054,110	0	1,054,110			Actual 2015	1,387,543
32.01	Lakeview Commerce Center	6/1/2016			TTM 4/30/2016	719,920	217,023	502,897	0	502,897			Actual 2015	662,227
32.02	Creekrun Business Park	6/1/2016			TTM 4/30/2016	749,650	198,437	551,213	0	551,213			Actual 2015	725,316
33	So Cal Self Storage - Camarillo	5/23/2016			TTM 3/31/2016	1,038,554	323,552	715,002	0	715,002			Actual 2015	1,013,351
34	South Main Shopping Center	6/29/2016			Actual 2015	851,223	259,688	591,535	0	591,535			Actual 2014	841,845
35	Publix Self Storage	2/29/2016			TTM 3/31/2016	1,334,620	564,677	769,943	0	769,943			Actual 2015	1,335,468
36	SPS Frederick	3/10/2016			TTM 3/31/2016	900,576	370,676	529,901	0	529,901			Actual 2015	887,538
37	Shopko - Redding	8/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
38	West Crossing Shopping Center	3/31/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
39	Passaic Self Storage	4/30/2016			TTM 2/29/2016	923,085	473,412	449,673	0	449,673			Actual 2014	907,614
40	NC Storage Center Portfolio	4/30/2016			TTM 4/30/2016	526,717	201,001	325,716	0	325,716			Actual 2015	514,971
40.01	Highway 70 Storage Center	4/30/2016			TTM 4/30/2016	259,017	90,688	168,329	0	168,329			Actual 2015	251,786
40.02	North Cannon Storage Center	4/30/2016			TTM 4/30/2016	267,700	110,313	157,387	0	157,387			Actual 2015	263,185

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures
1	The Shops at Crystals	19,004,031	43,642,314	0	43,642,314			Actual 2013	58,100,295	18,045,943	40,054,352	0
2	Vertex Pharmaceuticals HQ	10,133,318	43,928,033	0	43,928,033			NAV	NAV	NAV	NAV	NAV
3	One Stamford Forum	8,409,594	14,083,466	0	14,083,466			Actual 2014	22,231,164	8,173,538	14,057,626	0
4	Renaissance Dallas	23,866,015	9,765,389	0	9,765,389	156	99	Actual 2014	24,633,644	19,328,482	5,305,162	0
5	Pinnacle II	3,641,640	7,794,991	0	7,794,991			Actual 2014	11,514,655	3,632,177	7,882,478	0
6	Brewers Hill	2,178,913	3,636,583	0	3,636,583			Actual 2014	6,597,954	1,778,614	4,819,340	0
7	Simon Premium Outlets	6,976,569	17,863,226	0	17,863,226			Actual 2014	24,527,648	7,147,919	17,379,729	0
7.01	Lee Premium Outlets	3,038,663	7,939,885	0	7,939,885			Actual 2014	10,703,151	3,085,805	7,617,346	0
7.02	Gaffney Premium Outlets	2,651,399	6,132,398	0	6,132,398			Actual 2014	8,853,837	2,770,460	6,083,377	0
7.03	Calhoun Premium Outlets	1,286,507	3,790,943	0	3,790,943			Actual 2014	4,970,660	1,291,654	3,679,006	0
8	One Penn Center	6,326,742	7,223,379	0	7,223,379			Actual 2014	13,574,507	6,691,359	6,883,148	0
9	Hilton Long Island Huntington	15,167,902	5,285,969	818,154	4,467,815	154	118	Actual 2014	19,684,177	14,523,769	5,160,408	787,351
10	Aurora Office Building	38,498	3,611,122	0	3,611,122			Actual 2013	3,579,358	33,452	3,545,905	0
11	633 Third Avenue - Retail Condo	960,609	2,272,290	0	2,272,290			Actual 2014	3,072,832	669,057	2,403,775	0
12	Riverside University Village	1,534,086	2,412,626	0	2,412,626			Actual 2013	3,781,280	1,517,765	2,263,515	0
13	FedEx - Atlanta, GA	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
14	FedEx - West Palm Beach, FL	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
15	FedEx - Fife, WA	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
16	420 East Third Street	1,552,082	1,788,775	1,305,769	483,007			Actual 2014	2,953,281	1,445,713	1,507,568	859,816
17	Courtyard Marriott - Baldwin Park	4,550,531	2,942,062	206,460	2,735,602	116	76	Actual 2014	7,092,776	4,333,279	2,759,497	206,460
18	Homewood Suites Del Mar	3,730,401	2,403,472	0	2,403,472	157	136	Actual 2014	5,561,066	3,293,228	2,267,838	0
19	Corporate Center at Kierland	786,896	777,305	0	777,305			Actual 2014	1,090,628	704,760	385,868	0
20	La Crosse Industrial	882,474	2,005,969	0	2,005,969			Actual 2013	2,772,737	829,486	1,943,251	0
21	Southland Terrace Shopping Center	595,463	1,453,767	0	1,453,767			Actual 2014	2,044,821	612,925	1,431,896	0
22	Nassau Bay Town Square	603,886	1,199,499	0	1,199,499			Actual 2014	1,403,944	480,036	923,909	0
23	U-Stor-It Lisle	471,465	904,164	0	904,164			Actual 2014	1,145,406	417,325	728,081	0
24	So Cal Self Storage - Northridge	529,595	1,099,406	0	1,099,406			Actual 2014	1,459,435	530,805	928,630	0
25	FedEx Ground - South Bend, IN	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
26	Westland Colonial Village Apartments	1,441,077	1,211,072	0	1,211,072			Actual 2014	2,612,180	1,556,346	1,055,834	0
27	Dallas MHC Portfolio	690,171	858,092	0	858,092			Actual 2014	1,505,383	705,514	799,869	0
27.01	Forest Acres MHC and RV Park	250,688	387,873	0	387,873			Actual 2014	607,529	252,510	355,019	0
27.02	Woodshire MHC	338,858	346,406	0	346,406			Actual 2014	675,493	347,989	327,504	0
27.03	Cobblestone MHC	100,625	123,813	0	123,813			Actual 2014	222,361	105,015	117,346	0
28	So Cal Self Storage - Rancho Santa Margarita	482,870	906,366	0	906,366			Actual 2014	1,346,303	480,444	865,859	0
29	FedEx - Boulder, CO	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
30	Brewster Business Park	454,270	731,996	0	731,996			Actual 2014	1,336,220	458,915	877,305	0
31	Bonanza Square	399,409	936,884	0	936,884			Actual 2014	1,411,718	345,913	1,065,805	0
32	Lakeview and Creek Run Business Park	495,068	892,475	0	892,475			Actual 2014	1,339,711	477,337	862,374	0
32.01	Lakeview Commerce Center	264,909	397,318	0	397,318			Actual 2014	654,375	262,258	392,117	0
32.02	Creekrun Business Park	230,159	495,157	0	495,157			Actual 2014	685,336	215,079	470,257	0
33	So Cal Self Storage - Camarillo	321,268	692,083	0	692,083			Actual 2014	917,683	312,403	605,279	0
34	South Main Shopping Center	229,465	612,380	0	612,380			Actual 2013	768,994	194,735	574,259	0
35	Publix Self Storage	560,564	774,904	0	774,904			Actual 2014	1,341,276	599,500	741,776	0
36	SPS Frederick	370,605	516,933	0	516,933			Actual 2014	803,888	317,718	486,170	0
37	Shopko - Redding	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
38	West Crossing Shopping Center	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
39	Passaic Self Storage	497,625	409,989	0	409,989			Actual 2013	846,942	498,118	348,824	0
40	NC Storage Center Portfolio	201,198	313,773	0	313,773			Actual 2014	476,668	203,718	272,950	0
40.01	Highway 70 Storage Center	92,786	159,000	0	159,000			Actual 2014	227,592	94,403	133,189	0
40.02	North Cannon Storage Center	108,412	154,773	0	154,773			Actual 2014	249,076	109,315	139,761	0

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(8)(9)(10)(11)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date
1	The Shops at Crystals	40,054,352			N	Louis Vuitton	22,745	8.7%	12/31/2019
2	Vertex Pharmaceuticals HQ	NAV			Y	Vertex Pharmaceuticals	1,082,417	95.5%	12/31/2028
3	One Stamford Forum	14,057,626			N	UBS Group AG	337,456	66.9%	12/31/2020
4	Renaissance Dallas	5,305,162	138	81	N
5	Pinnacle II	7,882,478			N	Warner Brothers Entertainment Inc	230,000	100.0%	12/31/2021
6	Brewers Hill	4,819,340			N	Canton Self Storage	112,000	29.3%	5/31/2045
7	Simon Premium Outlets	17,379,729			N	Various	Various	Various	Various
7.01	Lee Premium Outlets	7,617,346			N	Gap Outlet	12,113	5.4%	6/30/2017
7.02	Gaffney Premium Outlets	6,083,377			N	Pottery Barn Furniture Outlet	18,286	6.0%	1/31/2020
7.03	Calhoun Premium Outlets	3,679,006			N	V.F. Factory Outlet	26,000	10.2%	9/30/2020
8	One Penn Center	6,883,148			N	Philadelphia Works, Inc.	74,155	10.7%	12/31/2020
9	Hilton Long Island Huntington	4,373,057	155	112	N
10	Aurora Office Building	3,545,905			N	Northrop Grumman	183,529	100.0%	11/30/2022
11	633 Third Avenue - Retail Condo	2,403,775			N	New York Sports Club	23,700	58.6%	5/31/2018
12	Riverside University Village	2,263,515			N	Regency Theatres	41,915	23.3%	12/31/2021
13	FedEx - Atlanta, GA	NAV			N	FedEx Ground Package System, Inc.	311,489	100.0%	1/31/2031
14	FedEx - West Palm Beach, FL	NAV			N	FedEx Ground Package System, Inc.	225,198	100.0%	12/31/2030
15	FedEx - Fife, WA	NAV			N	FedEx Ground Package System, Inc.	312,928	100.0%	10/31/2030
16	420 East Third Street	647,752			N	Board of Supervisors/County of Los Angeles	8,526	7.3%	5/31/2022
17	Courtyard Marriott - Baldwin Park	2,553,037	111	73	N
18	Homewood Suites Del Mar	2,267,838	153	124	N
19	Corporate Center at Kierland	385,868			N	American Express Global Business Travel	56,608	52.5%	9,974 expiring on 2/14/19; 46,634 expiring on 7/26/26
20	La Crosse Industrial	1,943,251			N	The City Brewing Co., LLC	366,275	47.7%	12/31/2021
21	Southland Terrace Shopping Center	1,431,896			N	Kroger Limited Partnership	51,460	23.4%	5/31/2018
22	Nassau Bay Town Square	923,909			N	GH III Management, LLC	8,448	16.8%	4/30/2024
23	U-Stor-It Lisle	728,081			N
24	So Cal Self Storage - Northridge	928,630			N
25	FedEx Ground - South Bend, IN	NAV			N	Fedex Ground Package System, Inc.	208,361	100.0%	10/22/2030
26	Westland Colonial Village Apartments	1,055,834			N
27	Dallas MHC Portfolio	799,869			N
27.01	Forest Acres MHC and RV Park	355,019			N
27.02	Woodshire MHC	327,504			N
27.03	Cobblestone MHC	117,346			N
28	So Cal Self Storage - Rancho Santa Margarita	865,859			N
29	FedEx - Boulder, CO	NAV			N	FedEx Ground Package System, Inc.	211,030	100.0%	2/28/2031
30	Brewster Business Park	877,305			N	Matco-Norca, LLC	69,100	52.0%	5/31/2027
31	Bonanza Square	1,065,805			N	Cardenas Markets	36,000	33.4%	12/31/2020
32	Lakeview and Creek Run Business Park	862,374			N	Various	Various	Various	Various
32.01	Lakeview Commerce Center	392,117			N	PharMerica East, Inc.	12,050	12.2%	2/28/2017
32.02	Creekrun Business Park	470,257			N	Liqui-Box Corporation	24,000	22.0%	1/16/2022
33	So Cal Self Storage - Camarillo	605,279			N
34	South Main Shopping Center	574,259			N	Chase	3,585	20.8%	11/29/2026
35	Publix Self Storage	741,776			N
36	SPS Frederick	486,170			N
37	Shopko - Redding	NAV			N	Shopko Stores Operating Co, LLC	94,078	100.0%	12/31/2031
38	West Crossing Shopping Center	NAV			N	Mattress Firm, Inc.	4,180	31.3%	12/31/2019
39	Passaic Self Storage	348,824			N
40	NC Storage Center Portfolio	272,950			N
40.01	Highway 70 Storage Center	133,189			N
40.02	North Cannon Storage Center	139,761			N

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	2nd Largest Tenant Name(8)(9)(10)(11)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date
1	The Shops at Crystals	Prada	15,525	5.9%	12/31/2019
2	Vertex Pharmaceuticals HQ	Bright Horizons Children’s Center	12,665	1.1%	5/1/2035
3	One Stamford Forum	Purdue Pharma L.P.	167,015	33.1%	12/31/2020
4	Renaissance Dallas
5	Pinnacle II
6	Brewers Hill	Cigna	73,880	19.3%	Multiple Leases -- 69,110 square feet expiring 11/30/2019; 4,770 square feet expiring 6/30/2017
7	Simon Premium Outlets	Various	Various	Various	Various
7.01	Lee Premium Outlets	Nike Factory Store	9,966	4.4%	6/30/2019
7.02	Gaffney Premium Outlets	Nike Factory Store	11,620	3.8%	10/31/2016
7.03	Calhoun Premium Outlets	Old Navy	12,000	4.7%	MTM
8	One Penn Center	United States Government - SEC	44,765	6.5%	4/10/2024
9	Hilton Long Island Huntington
10	Aurora Office Building
11	633 Third Avenue - Retail Condo	JP Morgan Chase	16,468	40.7%	9/30/2023
12	Riverside University Village	Regents of UCR - UNEX	12,726	7.1%	9/11/2016 (4,836 SF); 1/22/2017 (7,890 SF)
13	FedEx - Atlanta, GA
14	FedEx - West Palm Beach, FL
15	FedEx - Fife, WA
16	420 East Third Street	Third Street Surgery Center, LP	7,996	6.9%	12/31/2028
17	Courtyard Marriott - Baldwin Park
18	Homewood Suites Del Mar
19	Corporate Center at Kierland	Americana Arizona, LLC	16,872	15.6%	2/28/2021
20	La Crosse Industrial	Ashley Furniture Industries	360,000	46.9%	12/31/2022
21	Southland Terrace Shopping Center	Rainbow USA, Inc.	25,000	11.4%	1/31/2021
22	Nassau Bay Town Square	Texas Citizens Bank, N.A.	5,754	11.5%	10/31/2025
23	U-Stor-It Lisle
24	So Cal Self Storage - Northridge
25	FedEx Ground - South Bend, IN
26	Westland Colonial Village Apartments
27	Dallas MHC Portfolio
27.01	Forest Acres MHC and RV Park
27.02	Woodshire MHC
27.03	Cobblestone MHC
28	So Cal Self Storage - Rancho Santa Margarita
29	FedEx - Boulder, CO
30	Brewster Business Park	Diversified Transport Service	18,685	14.1%	7/31/2023
31	Bonanza Square	Sun Rx Drugs	12,120	11.2%	5/31/2021
32	Lakeview and Creek Run Business Park	Various	Various	Various	Various
32.01	Lakeview Commerce Center	BSP Lakeview LLC	8,282	8.4%	10/8/2018
32.02	Creekrun Business Park	AAA Ohio Automotive Club	18,300	16.8%	12/31/2019
33	So Cal Self Storage - Camarillo
34	South Main Shopping Center	T-Mobile	2,774	16.1%	4/30/2022
35	Publix Self Storage
36	SPS Frederick
37	Shopko - Redding
38	West Crossing Shopping Center	T-Mobile	2,937	22.0%	5/31/2023
39	Passaic Self Storage
40	NC Storage Center Portfolio
40.01	Highway 70 Storage Center
40.02	North Cannon Storage Center

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	3rd Largest Tenant Name(8)(9)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(8)(10)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date
1	The Shops at Crystals	Gucci	10,952	4.2%	12/31/2025	Tiffany & Co.	10,000	3.8%	1/31/2024
2	Vertex Pharmaceuticals HQ	Babbo Enoteca Fp, LLC	9,117	0.8%	9/1/2025	Master Lease	7,300	0.6%	5/1/2029
3	One Stamford Forum
4	Renaissance Dallas
5	Pinnacle II
6	Brewers Hill	AOL Advertising	46,587	12.2%	6/30/2022	GES Exposition Services	25,017	6.5%	4/30/2019
7	Simon Premium Outlets	Various	Various	Various	Various	Various	Various	Various	Various
7.01	Lee Premium Outlets	Banana Republic Factory Store	8,756	3.9%	8/31/2017	Dress Barn	7,781	3.5%	MTM
7.02	Gaffney Premium Outlets	Gap Outlet	8,970	3.0%	7/31/2019	Banana Republic Factory Store	8,584	2.8%	5/31/2019
7.03	Calhoun Premium Outlets	Loft Outlet	12,000	4.7%	10/31/2017	Rak Outfitters	11,652	4.6%	1/31/2021
8	One Penn Center	Phelan Hallinan & Schmieg, LLP	35,989	5.2%	1/31/2020	Mcelroy Deutsch Mulvaney Et	21,130	3.1%	10/31/2021
9	Hilton Long Island Huntington
10	Aurora Office Building
11	633 Third Avenue - Retail Condo	Gateway News Stand	300	0.7%	6/30/2017
12	Riverside University Village	Regents of UCR - Design & Construction	8,946	5.0%	10/17/2016	Regents of UCR	8,579	4.8%	7/31/2017
13	FedEx - Atlanta, GA
14	FedEx - West Palm Beach, FL
15	FedEx - Fife, WA
16	420 East Third Street	Pacific Commerce Bank	7,948	6.8%	8/31/2017	Premiere Practice Management, Inc.	7,749	6.7%	12/31/2028
17	Courtyard Marriott - Baldwin Park
18	Homewood Suites Del Mar
19	Corporate Center at Kierland	New Enchantment, LLC	6,078	5.6%	5/31/2019	Prospect Mortgage, LLC	5,241	4.9%	4/30/2017
20	La Crosse Industrial	Dick’s Pallet Works	17,686	2.3%	12/31/2020	Western Technical College	11,011	1.4%	12/31/2016
21	Southland Terrace Shopping Center	Harbor Freight Tools	15,000	6.8%	8/31/2022	Dollar Tree Stores, Inc.	12,000	5.4%	1/31/2020
22	Nassau Bay Town Square	Bay Area Houston Economic Partnership	5,588	11.1%	6/13/2020	GSM Wings, LLC	5,044	10.0%	1/31/2021
23	U-Stor-It Lisle
24	So Cal Self Storage - Northridge
25	FedEx Ground - South Bend, IN
26	Westland Colonial Village Apartments
27	Dallas MHC Portfolio
27.01	Forest Acres MHC and RV Park
27.02	Woodshire MHC
27.03	Cobblestone MHC
28	So Cal Self Storage - Rancho Santa Margarita
29	FedEx - Boulder, CO
30	Brewster Business Park	EMC Pet Products, Inc.	16,630	12.5%	10/31/2017	Putnam Steel Inc.	8,960	6.7%	12/31/2017
31	Bonanza Square	Moda Latina	11,500	10.7%	12/31/2016	Koster Finance	6,120	5.7%	9/30/2016
32	Lakeview and Creek Run Business Park	Various	Various	Various	Various	Various	Various	Various	Various
32.01	Lakeview Commerce Center	Comfort Systems (Ohio) USA Inc	6,150	6.2%	12/31/2020	Mid-Ohio Select Soccer League	5,600	5.7%	4/30/2019
32.02	Creekrun Business Park	Piedmont Plastics Company, Inc	16,000	14.7%	2/28/2018	First Choice Communications	7,200	6.6%	3/31/2018
33	So Cal Self Storage - Camarillo
34	South Main Shopping Center	Schlotzsky’s	2,400	13.9%	1/20/2017	Wingstop	1,950	11.3%	7/31/2018
35	Publix Self Storage
36	SPS Frederick
37	Shopko - Redding
38	West Crossing Shopping Center	Cloud 9 Nails and Spa	2,368	17.8%	6/30/2020	Sparkles Dental	2,200	16.5%	10/31/2025
39	Passaic Self Storage
40	NC Storage Center Portfolio
40.01	Highway 70 Storage Center
40.02	North Cannon Storage Center

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	5th Largest Tenant Name(9)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)
1	The Shops at Crystals	Ermenegildo Zegna	9,926	3.8%	12/31/2020	5/13/2016	2/5/2016				N	Y
2	Vertex Pharmaceuticals HQ	Pier 50 LLC	6,704	0.6%	10/1/2024	6/14/2016	6/10/2016				N	Y
3	One Stamford Forum					5/5/2016	5/5/2016				N	Y
4	Renaissance Dallas					4/27/2016	3/25/2016				N	Y
5	Pinnacle II					5/16/2016	5/16/2016		5/16/2016	10.0%	N	Y
6	Brewers Hill	DDG	22,985	6.0%	12/31/2024	3/7/2016	3/8/2016				N	Y
7	Simon Premium Outlets	Various	Various	Various	Various	4/21/2016	4/21/2016				N	Y
7.01	Lee Premium Outlets	Polo Ralph Lauren	7,683	3.4%	5/31/2017	4/21/2016	4/21/2016				N	Y
7.02	Gaffney Premium Outlets	Dress Barn	7,986	2.6%	12/31/2016	4/21/2016	4/21/2016				N	Y
7.03	Calhoun Premium Outlets	Polo Ralph Lauren	10,200	4.0%	1/31/2021	4/21/2016	4/21/2016				N	Y
8	One Penn Center	Qtc Management, Inc.	19,879	2.9%	3/31/2017	6/2/2016	6/3/2016				N	Y
9	Hilton Long Island Huntington					5/27/2016	5/27/2016				N	Y
10	Aurora Office Building					6/14/2016	6/14/2016				N	Y
11	633 Third Avenue - Retail Condo					5/20/2016	5/20/2016				N	Y
12	Riverside University Village	Regents of UCR - Accounting	7,634	4.2%	11/30/2018	12/22/2015	12/22/2015		12/16/2015	11.0%	N	Y
13	FedEx - Atlanta, GA					4/29/2016	4/29/2016				N	Y
14	FedEx - West Palm Beach, FL					4/29/2016	4/29/2016				N	Y
15	FedEx - Fife, WA					11/30/2015	12/9/2015		11/30/2015	9.0%	N	Y
16	420 East Third Street	US Renal	7,678	6.6%	1/5/2026	6/6/2016	6/6/2016		6/6/2016	14.0%	N	Y
17	Courtyard Marriott - Baldwin Park					4/21/2016	4/21/2016		4/21/2016	14.0%	N	Y
18	Homewood Suites Del Mar					4/5/2016	4/5/2016		4/5/2016	6.0%	N	Y
19	Corporate Center at Kierland	Alliance Financial Resources	3,523	3.3%	12/14/2020	5/23/2016	5/23/2016				N	Y
20	La Crosse Industrial					6/27/2016	6/27/2016				N	Y
21	Southland Terrace Shopping Center	Ocean Dental of Kentucky	7,095	3.2%	7/31/2017	4/6/2016	4/6/2016				N	Y
22	Nassau Bay Town Square	Berkeley Eye Institute, P.A.	4,581	9.1%	8/31/2024	5/19/2016	5/23/2016				N	Y
23	U-Stor-It Lisle					5/3/2016	5/3/2016				N	Y
24	So Cal Self Storage - Northridge					3/29/2016	3/29/2016		3/29/2016	12.0%	N	Y
25	FedEx Ground - South Bend, IN					12/4/2015	12/9/2015				N	Y
26	Westland Colonial Village Apartments					5/6/2016	5/6/2016				N	Y
27	Dallas MHC Portfolio					5/11/2016	5/11/2016				N	Y
27.01	Forest Acres MHC and RV Park					5/11/2016	5/11/2016				N	Y
27.02	Woodshire MHC					5/11/2016	5/11/2016				N	Y
27.03	Cobblestone MHC					5/11/2016	5/11/2016				N	Y
28	So Cal Self Storage - Rancho Santa Margarita					3/29/2016	3/29/2016		3/29/2016	15.0%	N	Y
29	FedEx - Boulder, CO					4/29/2016	4/29/2016				N	Y
30	Brewster Business Park	Health Flavors	6,000	4.5%	5/31/2019	5/12/2016	5/13/2016				N	Y
31	Bonanza Square	Rent A Center	5,412	5.0%	2/28/2018	4/28/2016	4/29/2016				N	Y
32	Lakeview and Creek Run Business Park	Various	Various	Various	Various	4/18/2016	4/18/2016				N	Y
32.01	Lakeview Commerce Center	Robin Technologies Inc.	4,425	4.5%	12/31/2020	4/18/2016	4/18/2016				N	Y
32.02	Creekrun Business Park	Exclusively Floors, LLC	7,004	6.4%	12/31/2017	4/18/2016	4/18/2016				N	Y
33	So Cal Self Storage - Camarillo					3/29/2016	3/29/2016		3/29/2016	12.0%	N	Y
34	South Main Shopping Center	FedEx Kinkos	1,824	10.6%	11/30/2026	6/6/2016	6/6/2016				N	Y
35	Publix Self Storage					4/28/2016	4/28/2016		4/28/2016	12.0%	N	Y
36	SPS Frederick					3/30/2016	3/31/2016				N	Y
37	Shopko - Redding					5/24/2016			5/24/2016	10.0%	N	Y
38	West Crossing Shopping Center	Jimmy John’s Gourmet Sandwiches	1,650	12.4%	3/31/2025	5/16/2016	5/20/2016				N	Y
39	Passaic Self Storage					4/7/2016	4/7/2016				N	Y
40	NC Storage Center Portfolio					Various	Various				N	Y
40.01	Highway 70 Storage Center					5/16/2016	5/16/2016				N	Y
40.02	North Cannon Storage Center					6/8/2016	5/17/2016				N	Y

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(12)
1	The Shops at Crystals	Recapitalization	0	0	Springing			0	Springing			0	Springing
2	Vertex Pharmaceuticals HQ	Refinance	0	0	Springing			0	Springing			0	0
3	One Stamford Forum	Refinance	15,188	230,359	230,359	Cash		58,814	19,605	Cash		0	0
4	Renaissance Dallas	Refinance	0	0	Springing			0	Springing			0	Springing
5	Pinnacle II	Refinance	0	370,935	123,645	Cash		0	Springing			0	Springing
6	Brewers Hill	Refinance	0	53,116	53,118	Cash		0	Springing			0	6,370
7	Simon Premium Outlets	Refinance	0	0	Springing			0	Springing			0	Springing
7.01	Lee Premium Outlets
7.02	Gaffney Premium Outlets
7.03	Calhoun Premium Outlets
8	One Penn Center	Refinance	0	582,019	116,404	Cash		0	Springing			0	14,374
9	Hilton Long Island Huntington	Acquisition	0	334,631	83,658	Cash		0	Springing			0	68,724
10	Aurora Office Building	Refinance	0	0	Springing			0	Springing			0	1,529; Springing
11	633 Third Avenue - Retail Condo	Refinance	0	38,790	38,789	Cash		0	Springing			675	675
12	Riverside University Village	Acquisition	116,250	0	26,625	Cash		11,757	5,879	Cash		0	7,505
13	FedEx - Atlanta, GA	Acquisition	0	205,006	22,778	Cash		0	Springing			0	0
14	FedEx - West Palm Beach, FL	Acquisition	0	208,069	52,017	Cash		0	Springing			0	0
15	FedEx - Fife, WA	Acquisition	0	22,237	43,006	Cash		0	Springing			0	0
16	420 East Third Street	Refinance	0	121,085	24,217	Cash		7,812	3,906	Cash		0	1,950
17	Courtyard Marriott - Baldwin Park	Refinance	0	55,436	13,859	Cash		0	Springing			0	24,649
18	Homewood Suites Del Mar	Refinance	0	52,962	17,654	Cash		0	Springing			0	20,446
19	Corporate Center at Kierland	Acquisition	20,625	100,514	25,128	Cash		2,305	1,153	Cash		0	4,044
20	La Crosse Industrial	Refinance	158,750	434,404	39,491	Cash		84,755	8,177	Cash		0	6,398
21	Southland Terrace Shopping Center	Refinance	64,125	157,721	17,525	Cash		5,474	2,740	Cash		0	Springing
22	Nassau Bay Town Square	Acquisition	0	94,313	13,473	Cash		0	Springing			0	838
23	U-Stor-It Lisle	Refinance	60,938	53,854	13,463	Cash		0	Springing			8,170	821
24	So Cal Self Storage - Northridge	Refinance	0	16,013	8,006	Cash		0	Springing			0	Springing
25	FedEx Ground - South Bend, IN	Acquisition	0	0	Springing			0	Springing			0	Springing
26	Westland Colonial Village Apartments	Refinance	0	158,924	22,122	Cash		109,438	9,850	Cash		0	6,292
27	Dallas MHC Portfolio	Acquisition	289,830	81,146	11,592	Cash		4,513	2,256	Cash		0	1,233
27.01	Forest Acres MHC and RV Park
27.02	Woodshire MHC
27.03	Cobblestone MHC
28	So Cal Self Storage - Rancho Santa Margarita	Refinance	0	21,287	10,644	Cash		0	Springing			0	Springing
29	FedEx - Boulder, CO	Acquisition	0	0	53,508			0	Springing			0	0
30	Brewster Business Park	Refinance	44,375	268,754	24,682	Cash		16,870	2,812	Cash		0	4,094
31	Bonanza Square	Refinance	374,893	24,630	4,926	Cash		5,892	1,964	Cash		0	2,605
32	Lakeview and Creek Run Business Park	Acquisition	177,625	12,092	12,092	Cash		0	Springing			0	0
32.01	Lakeview Commerce Center
32.02	Creekrun Business Park
33	So Cal Self Storage - Camarillo	Refinance	0	8,982	2,994	Cash		0	Springing			0	Springing
34	South Main Shopping Center	Acquisition	6,375	102,778	14,683	Cash		0	Springing			0	215
35	Publix Self Storage	Refinance	0	40,810	8,162	Cash		0	Springing			32,076	891
36	SPS Frederick	Refinance	0	0	Springing			0	Springing			0	Springing
37	Shopko - Redding	Acquisition	0	0	Springing			0	Springing			0	1,568
38	West Crossing Shopping Center	Refinance	0	66,536	9,505	Cash		0	Springing			0	167
39	Passaic Self Storage	Refinance	11,813	28,549	9,516	Cash		0	Springing			0	856
40	NC Storage Center Portfolio	Acquisition	32,500	9,702	2,812	Cash		0	Springing			14,500	947
40.01	Highway 70 Storage Center
40.02	North Cannon Storage Center

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)(13)(14)	TI/LC Reserve Cap ($)(13)(14)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC
1	The Shops at Crystals	0			0	Springing	4,440,000			0	0
2	Vertex Pharmaceuticals HQ	0			0	0	0			0	0
3	One Stamford Forum	0			0	0	0			0	0
4	Renaissance Dallas	0			0	0	0			0	0
5	Pinnacle II	0			0	0	0			0	0
6	Brewers Hill	0	Cash		1,500,000	48,000	0	Cash		0	0
7	Simon Premium Outlets	0			0	Springing	0			0	0
7.01	Lee Premium Outlets
7.02	Gaffney Premium Outlets
7.03	Calhoun Premium Outlets
8	One Penn Center	0	Cash		3,000,000	150,000	3,000,000	Cash		0	0
9	Hilton Long Island Huntington	0	Cash		0	0	0			0	0
10	Aurora Office Building	0	Cash		0	45,833	3,000,000	Cash		0	0
11	633 Third Avenue - Retail Condo	0	Cash		6,745	6,745	0	Cash		0	0
12	Riverside University Village	0	Cash		0	17,500	420,000	Cash		0	0
13	FedEx - Atlanta, GA	0			0	0	0			0	0
14	FedEx - West Palm Beach, FL	0			0	0	0			0	0
15	FedEx - Fife, WA	0			0	0	0			0	0
16	420 East Third Street	0	Cash		1,500,000	Springing	750,000	Cash		0	0
17	Courtyard Marriott - Baldwin Park	0	Cash		0	0	0			0	0
18	Homewood Suites Del Mar	0	Cash		0	0	0			0	0
19	Corporate Center at Kierland	0	Cash		128,145	4,500	162,000	Cash		0	0
20	La Crosse Industrial	0	Cash		220,000	15,994	500,000	Cash		0	0
21	Southland Terrace Shopping Center	0			0	0	0			0	0
22	Nassau Bay Town Square	0	Cash		0	5,833; Springing	210,000	Cash		0	0
23	U-Stor-It Lisle	29,556	Cash		0	0	0			0	0
24	So Cal Self Storage - Northridge	0			0	0	0			0	0
25	FedEx Ground - South Bend, IN	0			0	Springing	0			0	0
26	Westland Colonial Village Apartments	0	Cash		0	0	0			0	0
27	Dallas MHC Portfolio	0	Cash		0	0	0			0	0
27.01	Forest Acres MHC and RV Park
27.02	Woodshire MHC
27.03	Cobblestone MHC
28	So Cal Self Storage - Rancho Santa Margarita	0			0	0	0			0	0
29	FedEx - Boulder, CO	0			0	0	0			0	0
30	Brewster Business Park	0	Cash		0	4,442	215,000	Cash		0	0
31	Bonanza Square	137,824	Cash		25,000	9,530	225,000	Cash		0	0
32	Lakeview and Creek Run Business Park	0			260,000	0	260,000	Cash		0	0
32.01	Lakeview Commerce Center
32.02	Creekrun Business Park
33	So Cal Self Storage - Camarillo	0			0	0	0			0	0
34	South Main Shopping Center	0	Cash		0	2,500	105,000	Cash		0	0
35	Publix Self Storage	32,076	Cash		0	0	0			0	0
36	SPS Frederick	0			0	0	0			0	0
37	Shopko - Redding	37,632	Cash		0	Springing	0			0	0
38	West Crossing Shopping Center	0	Cash		0	2,083	100,000	Cash		0	0
39	Passaic Self Storage	0	Cash		0	0	0			0	0
40	NC Storage Center Portfolio	0	Cash		0	0	0			0	0
40.01	Highway 70 Storage Center
40.02	North Cannon Storage Center

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description	Other Escrow I (Initial) ($)	Other Escrow I (Monthly) ($)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty
1	The Shops at Crystals			0	0	0
2	Vertex Pharmaceuticals HQ			0	0	0
3	One Stamford Forum			0	0	0
4	Renaissance Dallas			0	0	0
5	Pinnacle II			0	0	0
6	Brewers Hill		Cigna TILC Reserve	331,511	0	0	Cash
7	Simon Premium Outlets			0	0	0
7.01	Lee Premium Outlets
7.02	Gaffney Premium Outlets
7.03	Calhoun Premium Outlets
8	One Penn Center		Rent Concession Reserve	224,304	0	0	Cash
9	Hilton Long Island Huntington		PIP Reserve	231,450	0	0	Cash
10	Aurora Office Building		Outstanding TI/LC Reserve	4,904,605	0	0	Cash
11	633 Third Avenue - Retail Condo			0	0	0
12	Riverside University Village		Existing TI/LC Obligations	52,116	0	0	Cash
13	FedEx - Atlanta, GA		Change Order Reserve; General Contract Completion and Punchlist Reserve	592,685	0	0	Cash
14	FedEx - West Palm Beach, FL		Change Order Reserve	482,701	0	0	Cash
15	FedEx - Fife, WA		Change Order Reserve	450,094	0	0	Cash
16	420 East Third Street		Rent Reserve Escrow Deposit	69,875	0	0	Cash
17	Courtyard Marriott - Baldwin Park			0	Springing	0
18	Homewood Suites Del Mar		Seasonality Reserve	0	Springing	0
19	Corporate Center at Kierland			0	0	0
20	La Crosse Industrial			0	0	0
21	Southland Terrace Shopping Center		Foot Locker Reserve	220,000	0	0	Cash
22	Nassau Bay Town Square			0	0	0
23	U-Stor-It Lisle			0	0	0
24	So Cal Self Storage - Northridge		Debt Yield Reserve	180,000	0	0	Cash
25	FedEx Ground - South Bend, IN			0	0	0	Cash
26	Westland Colonial Village Apartments			0	0	0
27	Dallas MHC Portfolio			0	0	0
27.01	Forest Acres MHC and RV Park
27.02	Woodshire MHC
27.03	Cobblestone MHC
28	So Cal Self Storage - Rancho Santa Margarita			0	0	0
29	FedEx - Boulder, CO		General Contract Completion and Punchlist Reserve	146,549	0	0	Cash
30	Brewster Business Park		Matco-Norca Rollover Reserve	500,000	0	0	Cash
31	Bonanza Square			0	0	0
32	Lakeview and Creek Run Business Park			0	0	0
32.01	Lakeview Commerce Center
32.02	Creekrun Business Park
33	So Cal Self Storage - Camarillo			0	0	0
34	South Main Shopping Center			0	0	0
35	Publix Self Storage			0	0	0
36	SPS Frederick			0	0	0
37	Shopko - Redding			0	0	0
38	West Crossing Shopping Center		Outstanding T-Mobile TI/LC Reserve	145,558	Springing	0	Cash
39	Passaic Self Storage			0	0	0
40	NC Storage Center Portfolio			0	0	0
40.01	Highway 70 Storage Center
40.02	North Cannon Storage Center

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment
1	The Shops at Crystals		0	0	0				Fee
2	Vertex Pharmaceuticals HQ		0	0	0				Fee
3	One Stamford Forum		0	0	0				Fee
4	Renaissance Dallas		0	0	0				Leasehold	4/30/2062	$23,720
5	Pinnacle II		0	0	0				Fee
6	Brewers Hill		0	0	0				Fee
7	Simon Premium Outlets		0	0	0				Fee
7.01	Lee Premium Outlets								Fee
7.02	Gaffney Premium Outlets								Fee
7.03	Calhoun Premium Outlets								Fee
8	One Penn Center	Tenant Specific TILC Reserve	592,858	0	0	Cash			Fee
9	Hilton Long Island Huntington		0	0	0				Fee
10	Aurora Office Building		0	0	0				Fee
11	633 Third Avenue - Retail Condo		0	0	0				Fee
12	Riverside University Village		0	0	0				Fee
13	FedEx - Atlanta, GA	Rent Credit Reserve	179,882	0	0	Cash			Fee
14	FedEx - West Palm Beach, FL	General Contract Completion and Punchlist Reserve	34,988	0	0	Cash			Fee
15	FedEx - Fife, WA	Fence Completion Reserve	20,004	0	0	Cash			Fee
16	420 East Third Street	Outstanding TI/LC	721,830	0	0	Cash			Fee
17	Courtyard Marriott - Baldwin Park		0	0	0				Fee
18	Homewood Suites Del Mar	PIP Reserve	0	Springing	0				Fee
19	Corporate Center at Kierland		0	0	0				Fee
20	La Crosse Industrial		0	0	0				Fee
21	Southland Terrace Shopping Center		0	0	0				Fee
22	Nassau Bay Town Square		0	0	0				Fee
23	U-Stor-It Lisle		0	0	0				Fee
24	So Cal Self Storage - Northridge		0	0	0				Fee
25	FedEx Ground - South Bend, IN		0	0	0				Fee
26	Westland Colonial Village Apartments		0	0	0				Fee
27	Dallas MHC Portfolio		0	0	0				Fee
27.01	Forest Acres MHC and RV Park								Fee
27.02	Woodshire MHC								Fee
27.03	Cobblestone MHC								Fee
28	So Cal Self Storage - Rancho Santa Margarita		0	0	0				Fee
29	FedEx - Boulder, CO	Change Order Reserve	54,475	0	0	Cash			Fee
30	Brewster Business Park	Matco-Norca Unfunded Obligations Reserve	100,748	0	0	Cash			Fee
31	Bonanza Square		0	0	0				Fee
32	Lakeview and Creek Run Business Park		0	0	0				Fee
32.01	Lakeview Commerce Center								Fee
32.02	Creekrun Business Park								Fee
33	So Cal Self Storage - Camarillo		0	0	0				Fee
34	South Main Shopping Center		0	0	0				Fee
35	Publix Self Storage		0	0	0				Fee
36	SPS Frederick		0	0	0				Fee
37	Shopko - Redding		0	0	0				Fee
38	West Crossing Shopping Center	T-Mobile Rent Reserve	59,202	0	0	Cash			Fee
39	Passaic Self Storage		0	0	0				Fee
40	NC Storage Center Portfolio		0	0	0				Fee
40.01	Highway 70 Storage Center								Fee
40.02	North Cannon Storage Center								Fee

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)
1	The Shops at Crystals		Hard/Springing Cash Management	550,000,000	1,739,833	167,300,000	167,300,000	2.37	2.28	50.0%	9.0%	8.7%
2	Vertex Pharmaceuticals HQ		Hard/Springing Cash Management										195,000,000
3	One Stamford Forum		Hard/Springing Cash Management
4	Renaissance Dallas		Springing
5	Pinnacle II		Hard/Upfront Cash Management
6	Brewers Hill		Soft/Springing Cash Management
7	Simon Premium Outlets		Hard/Springing Cash Management
7.01	Lee Premium Outlets
7.02	Gaffney Premium Outlets
7.03	Calhoun Premium Outlets
8	One Penn Center		Hard/Upfront Cash Management
9	Hilton Long Island Huntington		Springing
10	Aurora Office Building		Hard/Springing Cash Management
11	633 Third Avenue - Retail Condo		Hard/Upfront Cash Management
12	Riverside University Village		Springing
13	FedEx - Atlanta, GA		Hard/Springing Cash Management
14	FedEx - West Palm Beach, FL		Hard/Springing Cash Management
15	FedEx - Fife, WA		Hard/Springing Cash Management
16	420 East Third Street		Springing
17	Courtyard Marriott - Baldwin Park		Hard/Springing Cash Management
18	Homewood Suites Del Mar		Springing
19	Corporate Center at Kierland		Springing
20	La Crosse Industrial		Springing
21	Southland Terrace Shopping Center		Soft/Springing Cash Management
22	Nassau Bay Town Square		Springing
23	U-Stor-It Lisle		Springing
24	So Cal Self Storage - Northridge		None
25	FedEx Ground - South Bend, IN		Hard/Upfront Cash Management
26	Westland Colonial Village Apartments		Springing
27	Dallas MHC Portfolio		Soft/Springing Cash Management
27.01	Forest Acres MHC and RV Park
27.02	Woodshire MHC
27.03	Cobblestone MHC
28	So Cal Self Storage - Rancho Santa Margarita		None
29	FedEx - Boulder, CO		Hard/Springing Cash Management
30	Brewster Business Park		Hard/Springing Cash Management
31	Bonanza Square		Springing
32	Lakeview and Creek Run Business Park		Springing
32.01	Lakeview Commerce Center
32.02	Creekrun Business Park
33	So Cal Self Storage - Camarillo		None
34	South Main Shopping Center		Springing
35	Publix Self Storage		None
36	SPS Frederick		None
37	Shopko - Redding		Springing
38	West Crossing Shopping Center		Springing
39	Passaic Self Storage		Springing
40	NC Storage Center Portfolio		Springing
40.01	Highway 70 Storage Center
40.02	North Cannon Storage Center

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Sponsor(10)(15)	Affiliated Sponsors	Mortgage Loan Number
1	The Shops at Crystals	Simon Property Group, L.P.; Invesco Advisers Inc.	Y - Group 1	1
2	Vertex Pharmaceuticals HQ	Senior Housing Properties Trust		2
3	One Stamford Forum	Beacon Company (Delaware); BRJ Fiduciary Management LLC, as Trustee under Trust Agreement dated November 5, 1974; Rosebay Medical Company L.P.		3
4	Renaissance Dallas	Thomas Point Ventures, L.P.		4
5	Pinnacle II	Hudson Pacific Properties, L.P.; M. David Paul Development, LLC		5
6	Brewers Hill	D.W. Wells Obrecht		6
7	Simon Premium Outlets	Simon Property Group, L.P.	Y - Group 1	7
7.01	Lee Premium Outlets			7.01
7.02	Gaffney Premium Outlets			7.02
7.03	Calhoun Premium Outlets			7.03
8	One Penn Center	Henry Gross		8
9	Hilton Long Island Huntington	Naveen Shah		9
10	Aurora Office Building	NRFC NNN Holdings, LLC		10
11	633 Third Avenue - Retail Condo	Joseph Nakash		11
12	Riverside University Village	Bochao Zhan		12
13	FedEx - Atlanta, GA	MRP Group	Y - Group 2	13
14	FedEx - West Palm Beach, FL	MRP Group	Y - Group 2	14
15	FedEx - Fife, WA	MRP Group	Y - Group 2	15
16	420 East Third Street	Naomi Nakagama Kurata; Fred Kurata		16
17	Courtyard Marriott - Baldwin Park	Ronnie Lam		17
18	Homewood Suites Del Mar	Giuseppe Simone; Robert A. Rauch; The Giuseppe Simone Revocable Family Trust; The Robert A. Rauch & Linda Rauch Trust		18
19	Corporate Center at Kierland	Ted Akiba		19
20	La Crosse Industrial	Thomas E. Roberts; Michael J. Roberts		20
21	Southland Terrace Shopping Center	Vardi Jeidel		21
22	Nassau Bay Town Square	Dorian Bilak; Sara V. Dumont		22
23	U-Stor-It Lisle	Lawrence S. Nora		23
24	So Cal Self Storage - Northridge	Dennis L. Geiler and William V. Bromiley, individually and as trustees of the Dennis L. Geiler Family Trust and Edith Revocable Trust, respectively	Y - Group 3	24
25	FedEx Ground - South Bend, IN	Moses Mizrahi		25
26	Westland Colonial Village Apartments	Jeffrey D. Spoon		26
27	Dallas MHC Portfolio	Meritus Communities, LLC		27
27.01	Forest Acres MHC and RV Park			27.01
27.02	Woodshire MHC			27.02
27.03	Cobblestone MHC			27.03
28	So Cal Self Storage - Rancho Santa Margarita	Dennis L. Geiler and William V. Bromiley, individually and as trustees of the Dennis L. Geiler Family Trust and Edith Revocable Trust, respectively	Y - Group 3	28
29	FedEx - Boulder, CO	MRP Group	Y - Group 2	29
30	Brewster Business Park	Joseph Simone, Joseph J. Sisca III		30
31	Bonanza Square	Mary E. Connolly, individually and as trustee of the Mary E. Connolly Revocable Trust		31
32	Lakeview and Creek Run Business Park	Avistone, LLC		32
32.01	Lakeview Commerce Center			32.01
32.02	Creekrun Business Park			32.02
33	So Cal Self Storage - Camarillo	Anthony Giangrande; Dennis L. Geiler and William V. Bromiley, individually and as trustees of the Dennis L. Geiler Family Trust and Edith Revocable Trust, respectively	Y - Group 3	33
34	South Main Shopping Center	US Property Trust		34
35	Publix Self Storage	Craig Smith; Diane Black-Smith		35
36	SPS Frederick	See Footnote (15)		36
37	Shopko - Redding	Chengben Wang		37
38	West Crossing Shopping Center	Michael C. Ainbinder		38
39	Passaic Self Storage	Richard Birdoff		39
40	NC Storage Center Portfolio	Volta Global LLC		40
40.01	Highway 70 Storage Center			40.01
40.02	North Cannon Storage Center			40.02

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” in the Preliminary Prospectus for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, “BANA” denotes Bank of America, National Association and “MSMCH” denotes Morgan Stanley Mortgage Capital Holdings LLC.

(2)	Information regarding mortgage loans that are cross-collateralized with other mortgage loans is based upon the individual loan balances, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all mortgage loans in the group (without regard to the $29,593,750 limitation on indebtedness secured by the FedEx – West Palm Beach, FL mortgaged property). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans” in the Preliminary Prospectus.

(3)	For mortgage loan #6 (Brewers Hill), the Number of Units includes 244,724 square feet of office space, 112,000 square feet of self storage space and 25,489 square feet of storage space.

For mortgage loan #16 (420 East Third Street), the Number of Units includes 47,166 square feet of medical office space, 44,102 square feet of traditional office space and 24,884 square feet of retail space.

For mortgage loan #27 (Dallas MHC Portfolio), the Forest Acre MHC and RV Park mortgaged property consist of 38 recreational vehicle sites.

(4)	For mortgage loan #1 (The Shops at Crystals), the mortgage loan is represented by Notes A-2-B-2, A-2-B-3, A-3-B-2, A-3-B-3, B-2-B-2, B-2-B-3, B-3-B-2 and B-3-B-3, eight of 22 senior pari passu notes (in two tranches) which have a combined Cut-off Date Balance of $382,700,000. The remaining 14 notes (and all nine of the related subordinate companion notes) are not included in the trust. All loan-to-value ratio, debt service coverage ratio, debt yield and Cut-off Date Balance per Unit/SF figures presented are based on all of the senior pari passu notes in the aggregate and exclude the related subordinate companion notes. Notes A-2-B-2, A-2-B-3, A-3-B-2, A-3-B-3, B-2-B-2, B-2-B-3, B-3-B-2 and B-3-B-3 represent non-controlling interests in the related loan combination.

For mortgage loan #2 (Vertex Pharmaceuticals HQ), the mortgage loan is evidenced by Note A-1 of nine pari passu notes, which have a combined Cut-off Date Balance of $425,000,000. Notes A-2-1, A-2-2, A-2-3, A-3, A-4, A-5, A-6 and A-7 will not be included in the trust. All loan-to-value, debt service coverage ratio, debt yield and Cut-off Date Balance per Unit/SF presented are based on the Notes in the aggregate (the “Vertex Pharmaceuticals HQ Whole Loan”). Note A-1 represents the controlling interest in the Vertex Pharmaceuticals HQ Whole Loan.

For mortgage loan #3 (One Stamford Forum), the mortgage loan represents Note A-1 of two pari passu companion loans, which have a combined Cut-off Date Balance of $109,827,482. Note A-2 is not included in the trust. All loan-to-value ratio, debt service coverage ratio, debt yield and Cut-off Date Balance per Unit/SF presented are based on Note A-1 and Note A-2 in the aggregate (“One Stamford Forum Whole Loan”). The Note A-1 mortgage loan is the controlling interest in One Stamford Forum Whole Loan.

For mortgage loan #5 (Pinnacle II), the mortgage loan represents Note A-1 of three pari passu notes, which have a combined Cut-off Date principal balance of $87,000,000. Notes A-2 and A-3 are not included in the trust. All loan-to-value ratio, debt service coverage ratio, debt yield and Cut-off Date Balance per Unit/SF figures presented are based on Note A-1, Note A-2 and Note A-3 in the aggregate (the “Pinnacle II Whole Loan”). Note A-1 represents the controlling interest in the Pinnacle II Whole Loan.

For mortgage loan #7 (Simon Premium Outlets), the mortgage loan represents Note A-1 of three pari passu companion loans, which have a combined Cut-off Date Balance of $104,718,012. Note A-2 and Note A-3 are not included in the trust. All loan-to-value ratio, debt service coverage ratio, debt yield and Cut-off Date Balance per Unit/SF presented are based on Note A-1, Note A-2 and Note A-3 in the aggregate (“Simon Premium Outlets Whole Loan”). The Note A-1 mortgage loan is the controlling interest in Simon Premium Outlets Whole Loan.

For mortgage loan #8 (One Penn Center), the mortgage loan represents Note A-1 of two pari passu notes, which have a combined Cut-off Date principal balance of $68,000,000. Note A-2 is not included in the trust. All loan-to-value ratio, debt service coverage ratio, debt yield and Cut-off Date Balance per Unit/SF figures presented are based on Note A-1 and Note A-2 in the aggregate (the “One Penn Center Whole Loan”). Note A-1 represents the controlling interest in the One Penn Center Whole Loan.

For mortgage loan #13 (FedEx – Atlanta, GA), the mortgage loan represents Note A-1 of two pari passu companion loans, which have a combined Cut-off Date Balance of $28,400,000. Note A-2 is not included in the trust. All loan-to-value ratio, debt service coverage ratio, debt yield and Cut-off Date Balance per Unit/SF presented are based on Note A-1 and Note A-2 in the aggregate (“FedEx – Atlanta, GA Whole Loan”). The Note A-1 mortgage loan is the controlling interest in FedEx – Atlanta, GA Whole Loan.

For mortgage loan #14 (FedEx – West Palm Beach, FL), the mortgage loan represents Note A-1 of two pari passu companion loans, which have a combined Cut-off Date Balance of $23,675,000. Note A-2 is not included in the trust. All loan-to-value ratio, debt service coverage ratio, debt yield and Cut-off Date Balance per Unit/SF presented are based on Note A-1 and Note A-2 in the aggregate (“FedEx – West Palm Beach, FL Whole Loan”). The Note A-1 mortgage loan is the controlling interest in FedEx – West Palm Beach, FL Whole Loan.

For mortgage loan #15 (FedEx – Fife, WA), the mortgage loan represents Note A-1 of two pari passu companion loans, which have a combined Cut-off Date Balance of $40,250,000. Note A-2 is not included in the trust. All loan-to-value ratio, debt service coverage ratio, debt yield and Cut-off Date Balance per Unit/SF presented are based on Note A-1 and Note A-2 in the aggregate (“FedEx – Fife, WA Whole Loan”). The Note A-1 mortgage loan is the controlling interest in FedEx – Fife, WA Whole Loan.

For mortgage loan #29 (FedEx – Boulder, CO), the mortgage loan represents Note A-1 of two pari passu companion loans, which have a combined Cut-off Date Balance of $18,450,000. Note A-2 is not included in the trust. All loan-to-value ratio, debt service coverage ratio, debt yield and Cut-off Date Balance per Unit/SF presented are based on Note A-1 and Note A-2 in the aggregate (“FedEx – Boulder, CO Whole Loan”). The Note A-1 mortgage loan is the controlling interest in FedEx – Boulder, CO Whole Loan.

(5)	For mortgage loan #25 (FedEx Ground – South Bend, IN), the Cut-off Date Balance of $11,500,000 reflects a $1,000,000 paydown using a principal holdback reserve that was taken at closing.

(6)	With respect to mortgage loan #10 (Aurora Office Building), the borrower may prepay the mortgage loan in part, including during the lockout period, subject to payment of a prepayment premium equal to the greater of a yield maintenance premium or 1.00% of the amount prepaid, in order to cure a cash management trigger event caused by a decline in debt service coverage ratio below 1.20x for the immediately preceding six consecutive calendar months. Such prepayment is required to be made in the minimum amount such that the amortizing debt service coverage ratio is equal to or greater than 1.25x.

For mortgage loan #27 (Dallas MHC Portfolio), mortgage loan #32 (Lakeview and Creek Run Business Park) and mortgage loan #40 (NC Storage Center Portfolio), the mortgage loan documents do not allow any partial releases.

(7)	For mortgage loan #4 (Renaissance Dallas), 41.3% of U/W Revenues are from food and beverage operations.

For mortgage loan #9 (Hilton Long Island Huntington), 34.6% of U/W Revenues are from food and beverage operations.

(8)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises that were included in the underwriting.

For mortgage loan #2 (Vertex Pharmaceuticals HQ), the fourth largest tenant (7,300 square feet), representing 0.6% of the net rentable square feet, represents a master lease from the original developer of the property to the borrower, and is not physically occupied. U/W Revenues include income from the fourth largest tenant.

For mortgage loan #3 (One Stamford Forum), the largest tenant (337,456 square feet), representing 66.9% of net rentable square footage is not in occupancy of any of its space and has subleased 330,796 square feet (98.0%) of its space, of which 58,394 square feet is not being utilized.

For mortgage loan #3 (One Stamford Forum), the largest tenant (337,456 square feet), representing 66.9% of net rentable square feet, subleases to three tenants as follows: 291,679 square feet for a total annual base rent of $8,750,370 ($30.00 per square foot expiring on December 31, 2020), 25,075 square feet for a total annual base rent of $827,475 ($33.00 per square foot expiring on December 30, 2020) and 14,042 square feet for a total annual base rent of $491,470 ($35.00 per square foot expiring on December 30, 2020). That space is further sublet as follows: 43,563 square feet for a total annual base rent of $1,679,789 ($38.56 per square foot expiring on March 31, 2037), 11,784 square feet for a total annual base rent of $436,008 ($37.00 per square foot expiring on September 27, 2021), 8,705 square feet for a total annual base rent of $322,085 ($37.00 per square foot expiring on September 27, 2021) and 3,704 square feet for a total annual base rent of $137,048 ($37.00 per square foot expiring on September 27, 2021).

For mortgage loan #5 (Pinnacle II), the sole tenant (230,000 square feet), representing 100% of net rentable square feet, is subleasing 40,165 square feet for an annual base rent, beginning October 2016, of $2,094,794 ($52.15 per square foot, expiring December 31, 2021).

For mortgage loan #6 (Brewers Hill), the second largest tenant (73,880 square feet), representing 19.3% of net rentable square feet, is subleasing space to two tenants: 4,770 square feet for an annual base rent of $104,940 ($22.00 per square foot, expiring June 30, 2017) and 2,342 square feet for an annual base rent of $48,714 ($20.80 per square foot, expiring November 30, 2019). The fourth largest tenant (25,017 square feet), representing 6.5% of net rentable square feet, subleases its entire space to the second largest tenant for an annual base rent of $408,276 ($16.32 per square foot, expiring April 30, 2019).

For mortgage loan #11 (633 Third Avenue – Retail Condo), the second largest tenant (16,468 square feet), representing 40.7% of net rentable square feet, subleases 3,800 to the sponsor, for an annual base rent of $230,000 ($60.53 per square foot, expiring September 29, 2023).

For mortgage loan #20 (La Crosse Industrial), the third largest tenant (17,686 square feet), representing 2.3% of net rentable square feet, subleases 5,228 square feet to four subtenants.

(9)	The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #1 (The Shops at Crystals), the fourth largest tenant (10,000 square feet), representing 3.8% of net rentable square feet, may terminate its lease if annual gross sales for 2016 are less than $30,000,000. The fourth largest tenant has 60 days’ after reporting sales to provide written notice 182 days’ prior to termination and pay a termination fee equal to one-half the unamortized construction allowance.

For mortgage loan #6 (Brewers Hill), the third largest tenant (46,587 square feet), representing 12.2% of net rentable square feet, may terminate its lease as of June 30, 2020 upon providing notice by September 30, 2019 and payment of a termination fee equal to $477,643. The fifth largest tenant (22,985 square feet), representing 6.0% of net rentable square feet, may terminate its lease as of December 31, 2021 upon providing notice by March 31, 2021 and payment of a termination fee equal to $383,524.

For mortgage loan #7 (Simon Premium Outlets), the fifth largest tenant at the Lee Premium Outlets mortgaged property (7,683 square feet), representing 3.4% of the net rentable square feet of the entire portfolio, may terminate its lease if gross sales do not exceed $3,000,000 at the end of each lease year. In addition, the fifth largest tenant at the Calhoun Premium Outlets mortgaged property (10,200 square feet), representing 4.0% of the net rentable square feet of the entire portfolio, has the option to terminate its lease if gross sales do not exceed $4,500,000 at the end of each lease year, upon no less than 60 days’ written notice.

For mortgage loan #8 (One Penn Center), the largest tenant (74,155 square feet), representing 10.7% of net rentable square feet, may terminate its lease if funding for its fiscal year ending 2016, 2017, 2018 or 2019 is 50% less than the funding level in the lease agreement, upon providing notice by November 1st of the respective fiscal year end and payment of a termination fee detailed in the loan agreement. The second largest tenant (44,765 square feet), representing 6.5% of net rentable square feet, may terminate its lease at any time after April 10, 2021, upon providing 90 days’ written notice.

For mortgage loan #16 (420 East Third Street), the largest tenant (8,526 square feet), representing 7.3% of the net rentable square feet, may terminate its lease beginning on June 1, 2019 and at any time thereafter, with at least 270 days’ written notice.

For mortgage loan #19 (Corporate Center at Kierland), the second largest tenant (16,872 square feet), representing 15.6% of net rentable square feet, may terminate its lease as of September 30, 2018, upon written notice on or before September 30, 2017 and the payment of a termination fee equal to the sum of $150,442 plus all unamortized abated base rent, tenant improvements, leasing commissions and legal fees.

For mortgage loan #21 (Southland Terrace Shopping Center), the second largest tenant (25,000 square feet), representing 11.4% of net rentable square feet, may terminate its lease if gross sales for the trailing twelve month period ending November 2017 are less than $1,900,000. The second largest tenant may terminate its lease upon providing 60 days’ written notice between December 2017 and May 2018 and payment of a termination fee equal to $33,000. The third largest tenant (15,000 square feet), representing 6.8% of net rentable square feet, may terminate its lease if gross sales do not exceed $3,000,000 for the trailing twelve month period ending August 31, 2019. The third largest tenant may terminate its lease at any time 180 days following August 31, 2019 and termination will be effective 210 days following receipt of the termination notice and payment of a termination fee equal to $90,000 plus all unamortized tenant improvements and leasing commissions.

For mortgage loan #22 (Nassau Bay Town Square), the second largest tenant (5,754 square feet), representing 11.5% of net rentable square feet, may terminate its lease as of April 30, 2021 upon providing 120 day’s written notice and payment of three months base rent plus all unamortized tenant improvements and leasing commissions.

For mortgage loan #30 (Brewster Business Park), the largest tenant (69,100 square feet), representing 52.0% of net rentable square feet, may terminate its lease June 1, 2021 through May 31, 2022 upon providing 12 months’ prior written notice.

For mortgage loan #34 (South Main Shopping Center), the largest tenant (3,585 square feet), representing 20.8% of net rentable square feet, may terminate its lease November 30, 2021 upon providing six months’ prior written notice.

(10)	For mortgage loan #3 (One Stamford Forum), the second largest tenant (167,015 square feet), representing 33.1% of net rentable square feet (or 90.9% of net rentable square footage including the space that it subleases), is an affiliate of the borrower.

For mortgage loan #6 (Brewers Hill), the largest tenant (112,000 square feet), representing 29.3% of net rentable square feet, is affiliated with the sponsor.

For mortgage loan #16 (420 East Third Street), 22,929 square feet (19.7% of the net rentable square feet), including the second and fourth largest tenants, are leased to affiliates of the sponsor.

(11)	For mortgage loan #3 (One Stamford Forum), the second largest tenant (167,015 square feet), representing 33.1% of net rentable square footage (or 90.9% of net rentable square footage including the space that it subleases) has signed a lease on 100.0% of the net rentable square footage beginning January 1, 2021 and expiring on June 30, 2031 with a six and a half year renewal option.

For mortgage loan #6 (Brewers Hill), the second largest tenant (73,880 square feet), representing 19.3% of net rentable square feet, has multiple leases that expire as follows: 69,110 square feet expiring November 30, 2019 and 4,770 square feet expiring June 30, 2017.

For mortgage loan #12 (Riverside University Village), the second largest tenant (12,726 square feet), representing 7.1% of net rentable square feet, has multiple leases that expire as follows: 4,836 square feet expiring September 11, 2016 and 7,890 square feet expiring January 22, 2017.

For mortgage loan #19 (Corporate Center at Kierland), the largest tenant (56,608 square feet), representing 52.5% of net rentable square feet, has multiple leases that expire as follows: 9,974 square feet expiring February 14, 2019 and 46,634 square feet expiring July 26, 2026.

(12)	For mortgage loan #18 (Homewood Suites Del Mar), the Monthly Replacement Reserve will be adjusted to an amount equal to the greater of the existing Monthly Replacement Reserve and 1/12th of 4% of underwritten revenue for the trailing 12 month period.

(13)	For mortgage loan #6 (Brewers Hill), the Monthly TI/LC deposit will adjust to $40,000 after July 2019, and a TI/LC Cap of $1,000,000 will be put in place.

(14)	For mortgage loan #1 (The Shops at Crystals), the Springing TI/LC will be a guaranty.

(15)	For mortgage loan #36 (SPS Frederick), the sponsors are Benjamin D. Eisler and Shirley E. Eisler, individually and as Co-Trustees of the Eisler Revocable Trust; Allen Orwitz and Lea Orwitz individually and as Co-Trustees of the Allen Orwitz and Lea Orwitz Revocable Trust; BACO Realty Corporation.